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                                                                     EXHIBIT 4.C


                                                                  EXECUTION COPY

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                          FIFTH SUPPLEMENTAL INDENTURE

                                     BETWEEN

                               EL PASO CORPORATION

                                       AND

                            THE CHASE MANHATTAN BANK
                                   AS TRUSTEE




                                    ---------



                                   DATED AS OF

                                FEBRUARY 28, 2001

                     TO INDENTURE DATED AS OF MAY 10, 1999


                                    ---------



            ZERO COUPON CONVERTIBLE DEBENTURES DUE FEBRUARY 28, 2021


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



                                TABLE OF CONTENTS

ARTICLE I THE 2021 DEBENTURES........................................................2
   Section 101       Designation of 2021 Debentures; Establishment of Form...........2
   Section 102       Transfer and Exchange...........................................3
   Section 103       Amount..........................................................8
   Section 104       Accrual of Original Issue Discount; Interest....................8
   Section 105       Additional Interest.............................................9
   Section 106       Denominations...................................................9
   Section 107       Place of Payment................................................9
   Section 108       Redemption......................................................9
   Section 109       Conversion......................................................9
   Section 110       Maturity........................................................9
   Section 111       Repurchase.....................................................10
   Section 112       Covenants......................................................10
   Section 113       Amount Due Upon Event of Default...............................10
   Section 114       Discharge of Liability on 2021 Debentures......................10
   Section 115       Other Terms of 2021 Debentures.................................10
ARTICLE II AMENDMENTS TO THE INDENTURE..............................................11
   Section 201       Amendments Applicable Only to 2021 Debentures..................11
   Section 202       Definitions....................................................11
   Section 203       Definition of Outstanding......................................15
   Section 204       Registration, Registration of Transfer and Exchange............15
   Section 205       Mutilated, Destroyed, Lost and Stolen Securities...............15
   Section 206       Payment of Interest; Interest Rights Preserved.................16
   Section 207       Cancellation...................................................16
   Section 208       Redemption.....................................................16
   Section 209       Consolidation, Merger and Sale.................................18
   Section 210       Defaults and Remedies..........................................19
   Section 211       Collection of Indebtedness and Suits for Enforcement
                       by Trustee...................................................19
   Section 212       Unconditional Right of Holders to Receive Principal, Premium
                       and Interest.................................................20
   Section 213       Supplemental Indentures Without Consent of Holders.............20
   Section 214       Supplemental Indenture with Consent of Holder..................20
   Section 215       Maintenance of Office or Agency................................21
   Section 216       Conversion, Tax Event, Repurchase..............................21
ARTICLE III MISCELLANEOUS PROVISIONS................................................49
   Section 301       Integral Part..................................................49
   Section 302       General Definitions............................................49
   Section 303       Adoption, Ratification and Confirmation........................50
   Section 304       Trust Indenture Act Controls...................................50
   Section 305       Governing Law..................................................50
   Section 306       Severability...................................................50
   Section 307       Counterpart Originals..........................................50
   Section 308       Successors.....................................................50
   Section 309       Table of Contents, Headings, etc...............................50
   Section 310       Benefit of Fifth Supplemental Indenture........................51
   Section 311       Acceptance by Trustee..........................................51


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         THIS FIFTH SUPPLEMENTAL INDENTURE, dated as of February 28, 2001, is between El Paso Corporation, (formerly known as El Paso Energy Corporation), a Delaware corporation (the "Company"), and The Chase Manhattan Bank, as trustee (the "Trustee").

                             RECITALS OF THE COMPANY

         WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of May 10, 1999 (the "Original Indenture," as supplemented by the First Supplemental Indenture, dated as of May 10, 1999, the Second Supplemental Indenture, dated as of July 12, 1999, the Third Supplemental Indenture, dated as of July 12, 1999, and the Fourth Supplemental Indenture, dated as of May 31, 2000), (collectively and as further supplemented by this Fifth Supplemental Indenture, dated as of February 28, 2001, the "Indenture"), providing for the issuance from time to time of one or more series of the Company's Securities; and

         WHEREAS, Section 901(5) of the Original Indenture provides that the Company and the Trustee may from time to time enter into one or more indentures supplemental thereto to establish the form or terms of Securities of a new series; and

         WHEREAS, Section 901(3) of the Original Indenture permits the execution of supplemental indentures without the consent of any Holders to add to the covenants of the Company for the benefit of, and to add any additional Events of Default with respect to, all or any series of Securities; and

         WHEREAS, Section 901(6) of the Original Indenture permits the execution of supplemental indentures without the consent of any Holders to make provisions with respect to matters or questions arising under the Indenture, provided that such provisions do not adversely affect the interests of the Holders of Outstanding Securities in any material respect; and

         WHEREAS, Sections 201 and 301 of the Original Indenture provide that the Company may enter into supplemental indentures to establish the terms and provisions of a series of Securities issued pursuant to the Indenture; and

         WHEREAS, the Company desires to issue Zero Coupon Convertible Debentures due February 28, 2021 (the "2021 Debentures"), a new series of Security, the issuance of which was authorized by or pursuant to resolutions of the Board of Directors of the Company; and

         WHEREAS, the Company, pursuant to the foregoing authority, proposes in and by this Fifth Supplemental Indenture to supplement and amend in certain respects the Original Indenture insofar as it will apply only to the 2021 Debentures (and not to any other series) in certain respects; and

         WHEREAS, all things necessary have been done to make the 2021 Debentures, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Fifth Supplemental Indenture a valid agreement of the Company, in accordance with their and its terms.

         NOW THEREFORE:

         In consideration of the premises provided for herein, the Company and the Trustee mutually covenant and agree for the equal and proportionate benefit of all Holders of the 2021 Debentures as follows:

                                   ARTICLE I

                               THE 2021 DEBENTURES

Section 101 Designation of 2021 Debentures; Establishment of Form.

         There shall be a series of Securities designated "Zero Coupon Convertible Debentures due February 28, 2021" of the Company, and the form thereof shall be substantially as set forth in Annex A hereto, which is incorporated into and shall be deemed a part of this Fifth Supplemental Indenture, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers of the Company executing such 2021 Debentures, as evidenced by their execution of the 2021 Debentures.

         (a) Restricted Global Securities. All of the 2021 Debentures are initially being offered and sold to Credit Suisse First Boston Corporation ("CSFB"), as initial purchaser ("Initial Purchaser") pursuant to the Purchase Agreement, and offered and sold by CSFB to qualified institutional buyers as defined in Rule 144A (collectively, "QIBs" or individually a "QIB") in reliance on Rule 144A under the Securities Act and shall be issued initially in the form of one or more Restricted Global Securities, which shall be deposited on behalf of the purchasers of the 2021 Debentures represented thereby with the Trustee, at its Corporate Trust Office, as Security Custodian for the depositary, The Depository Trust Company ("DTC") (such depositary, or any successor thereto, being hereinafter referred to as the "Depositary"), and registered in the name of its nominee, Cede & Co., duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate Principal Amount of a Restricted Global Security may from time to time be increased or decreased by adjustments made on the records of the Security Custodian as hereinafter provided, subject in each case to compliance with the Applicable Procedures. Until sold pursuant to Rule 144, pursuant to an effective registration statement under the Securities Act or pursuant to any other available exemption (other than Rule 144A) from the registration requirements of the Securities Act, the Company agrees that if it is not subject to the requirements of Section 13 or 15(d) of the Exchange Act, the Company shall furnish to all Holders of the Securities and prospective purchasers of same, promptly upon their request, the information required to be delivered pursuant to Rule 144(d)(4) of the rules and regulations promulgated under the Securities Act.

         (b) Global Securities in General. Each Global Security shall represent such of the outstanding 2021 Debentures as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding 2021 Debentures from time to time endorsed thereon and that the aggregate amount of outstanding 2021 Debentures represented thereby may



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

from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions, purchases or conversions of such 2021 Debentures. Any endorsement of a Global Security to reflect the amount of any increase or decrease in the Principal Amount of Outstanding 2021 Debentures represented thereby shall be made by the Security Custodian in accordance with the standing instructions and procedures existing between the Depositary and the Security Custodian.

         Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or under the Global Security, and the Depositary (including, for this purpose, its nominee) may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall (A) prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (B) impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any 2021 Debenture.

         (c) Certificated Securities. Certificated Securities shall be issued only under the limited circumstances provided in Section 102(a)(1) hereof.

         The Company initially appoints The Depository Trust Company to act as Depositary with respect to the Global Securities.

         The Company initially appoints the Trustee to act as Paying Agent, Security Registrar and Conversion Agent with respect to the 2021 Debentures.

Section 102 Transfer and Exchange.

         (a) Transfer and Exchange of Global Securities.

               (1) Certificated Securities shall be issued in exchange for interests in the Global Securities only if (x) the Depositary notifies the Company that it is unwilling or unable to continue as depositary for the Global Securities or if it at any time ceases to be a "clearing agency" registered under the Exchange Act if so required by applicable law or regulation and a successor depositary is not appointed by the Company within 90 days, or (y) an Event of Default has occurred and is continuing. In either case, the Company shall execute, and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly), authenticate and deliver Certificated Securities in an aggregate Principal Amount equal to the Principal Amount of such Global Securities in exchange therefor. Only Restricted Certificated Securities shall be issued in exchange for beneficial interests in Restricted Global Securities, and only Unrestricted Certificated Securities shall be issued in exchange for beneficial interests in Unrestricted Global Securities. Certificated Securities issued in exchange for beneficial interests in Global Securities shall be registered in such names and shall be in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver or cause to



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

          be delivered such Certificated Securities to the persons in whose names such Securities are so registered. Such exchange shall be effected in accordance with the Applicable Procedures. Nothing herein shall require the Trustee to communicate directly with beneficial owners, and the Trustee shall in connection with any transfers hereunder be entitled to rely on instructions received through the registered Holder.

               (2) Notwithstanding any other provisions of this Indenture other than the provisions set forth in Section 102(a)(1) hereof, a Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

         (b) Transfer and Exchange of Certificated Securities. When Certificated Securities are presented by a Holder to an office or agency of the Company maintained pursuant to Section 1002 of the Indenture for such purpose (a "Registrar") with a request:

               (1) to register the transfer of the Certificated Securities to a person who will take delivery thereof in the form of Certificated Securities only; or

               (2) to exchange such Certificated Securities for an equal Principal Amount of Certificated Securities of other authorized denominations,

such Registrar shall register the transfer or make the exchange as requested; provided, however, that the Certificated Securities presented or surrendered for register of transfer or exchange:

               (3) shall be duly endorsed or accompanied by a written instrument of transfer in accordance with the fifth paragraph of Section 305 of the Indenture; and

               (4) in the case of a Restricted Certificated Security, such request shall be accompanied by the following additional information and documents, as applicable:

                    (A) if such Restricted Certificated Security is being
               delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, or such Restricted Certificated Security is being transferred to the Company or a Subsidiary of the Company, a certification to that effect from such Holder (in substantially the form set forth in the Transfer Certificate required pursuant to Section 102(e)(1) hereof); or

                    (B) if such Restricted Certificated Security is being
               transferred to a person the Holder reasonably believes is a QIB in accordance with Rule 144A or pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder and the transferee (in substantially the form set forth in the Transfer Certificate); or

                    (C) if such Restricted Certificated Security is being
               transferred (i) pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144,
               (ii) pursuant to an exemption from the



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

               registration requirements of the Securities Act (other than pursuant to Rule 144A or Rule 144) and as a result of which, in the case of a Security transferred pursuant to this clause (ii), such Security shall cease to be a "restricted security" within the meaning of Rule 144, a certification to that effect from the Holder or (iii) pursuant to an exemption from the registration requirements of the Securities Act to a non-U.S. person in an offshore transaction under Regulation S under the Securities Act, a certification to that effect from the transferor (in substantially the form set forth in the Transfer Certificate), and, if the Company or such Registrar so requests, a customary opinion of counsel, certificates and other information reasonably acceptable to the Company and such Registrar to the effect that such transfer is in compliance with the Securities Act.

         (c) Transfer of a Beneficial Interest in a Restricted Global Security for a Beneficial Interest in an Unrestricted Global Security. Any person having a beneficial interest in a Restricted Global Security may upon request, subject to the Applicable Procedures, transfer such beneficial interest to a person who is required or permitted to take delivery thereof in the form of an Unrestricted Global Security. Upon receipt by the Trustee of written instructions or such other form of instructions and the following additional information and documents, in each case in such form as is customary for the Depositary, from the Depositary or its nominee on behalf of the person having such beneficial interest in the Restricted Global Security (all of which may be submitted by facsimile or electronically):

               (1) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certification to that effect from the transferor (in substantially the form set forth in the Transfer Certificate); or

               (2) if such beneficial interest is being transferred (i) pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 or (ii) pursuant to an exemption from the registration requirements of the Securities Act (other than pursuant to Rule 144A or Rule 144) and as a result of which, in the case of a Security transferred pursuant to this sub-clause (ii), such Security shall cease to be a "restricted security" within the meaning of Rule 144, a certification to that effect from the transferor (in substantially the form set forth in the Transfer Certificate) and, if the Company or the Trustee so requests, a customary opinion of counsel, certificates and other information reasonably acceptable to the Company and the Trustee to the effect that such transfer is in compliance with the Securities Act, the Trustee, as a Registrar and Security Custodian, shall reduce or cause to be reduced the aggregate Principal Amount of the Restricted Global Security by the appropriate Principal Amount and shall increase or cause to be increased the aggregate Principal Amount of the Unrestricted Global Security by a like Principal Amount. Such transfer shall otherwise be effected in accordance with the Applicable Procedures. If no Unrestricted Global Security is then outstanding, the Company shall execute and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly), authenticate and deliver an Unrestricted Global Security.


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

         (d) Transfers of Certificated Securities for Beneficial Interest in Global Securities. If Certificated Securities are issued in exchange for beneficial interests in Global Securities and, thereafter, the events or conditions specified in Section 102(a)(1) hereof which required such exchange shall have ceased to exist, the Company shall mail notice to the Trustee and to the Holders stating that Holders may exchange Certificated Securities for interests in Global Securities by complying with the procedures set forth herein and briefly describing such procedures and the events or circumstances requiring that such notice be given. Thereafter, if Certificated Securities are presented by a Holder to a Registrar with a request:

               (1) to register the transfer of such Certificated Securities to a person who will take delivery thereof in the form of a beneficial interest in a Global Security, which request shall specify whether such Global Security will be a Restricted Global Security or an Unrestricted Global Security; or

               (2) to exchange such Certificated Securities for an equal Principal Amount of beneficial interests in a Global Security, which beneficial interests will be owned by the Holder transferring such Certificated Securities (provided that in the case of such an exchange, Restricted Certificated Securities may be exchanged only for Restricted Global Securities and Unrestricted Certificated Securities may be exchanged only for Unrestricted Global Securities), the Registrar shall register the transfer or make the exchange as requested by canceling such Certificated Security and causing, or directing the Security Custodian to cause, the aggregate Principal Amount of the applicable Global Security to be increased accordingly and, if no such Global Security is then outstanding, the Company shall issue and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly), authenticate and deliver a new Global Security; provided, however, that the Certificated Securities presented or surrendered for registration of transfer or exchange:

               (3) shall be duly endorsed or accompanied by a written instrument of transfer in accordance with the fifth paragraph of Section 305 of the Indenture;

               (4) in the case of a Restricted Certificated Security to be transferred for a beneficial interest in an Unrestricted Global Security, such request shall be accompanied by the following additional information and documents, as applicable:

                    (A) if such Restricted Certificated Security is being
               transferred pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form set forth in the Transfer Certificate); or

                    (B) if such Restricted Certificated Security is being
               transferred pursuant to (i) an exemption from the registration requirements of the Securities Act in accordance with Rule 144 or
               (ii) pursuant to an exemption from the registration requirements of the Securities Act (other than pursuant to Rule 144A or Rule
               144) and as a result of which, in the case of a Security transferred pursuant to this clause (ii), such Security shall cease to be a "restricted security"


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               within the meaning of Rule 144, a certification to that effect from such Holder, and, if the Company or the Registrar so requests, a customary opinion of counsel, certificates and other information reasonably acceptable to the Company and the Trustee to the effect that such transfer is in compliance with the Securities Act;

          (5) in the case of a Restricted Certificated Security to be transferred or exchanged for a beneficial interest in a Restricted Global Security, such request shall be accompanied by a certification from such Holder and, in the case of clause (i), the transferee (in substantially the form set forth in the Transfer Certificate) to the effect that such Restricted Certificated Security is being transferred to (i) a person the Holder reasonably believes is a QIB (which, in the case of an exchange, shall be such Holder) in accordance with Rule 144A or (ii) a non-U.S. person in an offshore transaction under Regulation S under the Securities Act; and

          (6) in the case of an Unrestricted Certificated Security to be transferred or exchanged for a beneficial interest in an Unrestricted Global Security, such request need not be accompanied by any additional information or documents.

     (e) Legends.

          (1) Except as permitted by the following paragraphs (2) and (3) of this Section 102(e), each Global Security and Certificated Security (and all Securities issued in exchange therefor or upon registration of transfer or replacement thereof and any Common Stock issuable upon conversion thereof) shall bear a legend in substantially the form called for by footnote 2 to Annex A hereto (each a "Transfer Restricted Security") for so long as such Security or Common Stock issuable upon conversion thereof is required by this Indenture to bear such legend. Each Transfer Restricted Security shall have attached thereto a certificate (a "Transfer Certificate") in substantially the form called for by footnote 6 to Annex A hereto.

          (2) Upon any sale or transfer of a Transfer Restricted Security (x) pursuant to Rule 144, (y) pursuant to an effective registration statement under the Securities Act or (z) pursuant to any other available exemption (other than Rule 144A) from the registration requirements of the Securities Act and as a result of which, in the case of a Security transferred pursuant to this clause (z), such Security shall cease to be a "restricted security" within the meaning of Rule 144:

               (A) in the case of any Restricted Certificated Security, any Registrar shall permit the Holder thereof to exchange such Restricted Certificated Security for an Unrestricted Certificated Security, or (under the circumstances described in Section 102(d) hereof) to transfer such Restricted Certificated Security to a transferee who shall take such Security in the form of a beneficial interest in an Unrestricted Global Security, and in each case shall rescind any restriction on the transfer of such Security; provided, however, that the Holder of such Restricted Certificated Security shall, in connection with such exchange or transfer, comply with the other applicable provisions of this Section 102; and



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               (B) in the case of any beneficial interest in a Restricted Global
          Security, the Trustee shall permit the beneficial owner thereof to transfer such beneficial interest to a transferee who shall take such interest in the form of a beneficial interest in an Unrestricted
          Global Security and shall rescind any restriction on transfer of such beneficial interest; provided, however, that such Unrestricted Global Security shall continue to be subject to the provisions of Section 102(a)(2) hereof; and provided further, however, that the owner of such beneficial interest shall, in connection with such transfer, comply with the other applicable provisions of this Section 102.

          (3) Upon the exchange, registration of transfer or replacement of Securities not bearing the legend described in paragraph (1) of this
     Section 102(e) above, the Company shall execute and the Trustee shall authenticate and deliver Securities that do not bear such legend and which do not have a Transfer Certificate attached thereto.

         (f) Transfers to the Company. Nothing in this Indenture or in the Securities shall prohibit the sale or other transfer of any Securities (including beneficial interests in Global Securities) to the Company or any of its Subsidiaries, which Securities shall thereupon be canceled in accordance with Section 309 of the Indenture.

Section 103 Amount.

         (a) The Trustee shall authenticate and deliver 2021 Debentures for original issue in an aggregate Principal Amount of up to $1,766,500,000.00 upon Company Order for the authentication and delivery of 2021 Debentures, without any further action by the Company; provided, however, that if the Company sells any Securities pursuant to the over-allotment option (the "Option") granted to the Initial Purchaser pursuant to Section 3 of the Purchase Agreement, then the Trustee shall authenticate and deliver Securities for original issue in an aggregate Principal Amount of up to $1,766,500,000.00 plus up to an additional aggregate Principal Amount of up to $441,625,000.00 of Securities sold pursuant to the Option upon a Company Order. The aggregate Principal Amount of 2021 Debentures that may be authenticated and delivered under the Indenture may not exceed the amount set forth in the foregoing sentence, except for 2021 Debentures authenticated and delivered (1) upon registration of transfer of, or in exchange for, or in lieu of, other 2021 Debentures pursuant to Sections 204, 304, 305, 306, 906 and 1107, of the Indenture and Sections 1402, 1511 and 1604
hereof or (2) upon any reopening effected in accordance with the fourth paragraph of Section 301 of the Indenture.

         (b) The Company may not issue new 2021 Debentures to replace 2021 Debentures that it has paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article FOURTEEN hereof.

Section 104 Accrual of Original Issue Discount; Interest.

         The 2021 Debentures shall be Original Issue Discount Securities. Original Issue Discount shall accrue with respect to the 2021 Debentures at the rate set forth under the caption "Interest" in the 2021 Debentures, commencing on the Issue Date of the 2021 Debentures. Except (a) as provided under the caption "Tax Event" in the 2021 Debentures and in Article



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SEVENTEEN hereof and (b) for Additional Interest that may become payable as contemplated in Section 105 hereof, there shall be no periodic payments of interest on the 2021 Debentures.

Section 105 Additional Interest.

         Additional Interest with respect to the 2021 Debentures shall be payable in accordance with the provisions and in the amounts set forth in the
Section 5 of the Registration Rights Agreement.

Section 106 Denominations.

         The 2021 Debentures shall be in fully registered form without coupons in denominations of $1,000 of Principal Amount or any integral multiple thereof.

Section 107 Place of Payment.

         The Place of Payment for the 2021 Debentures and the place or places where the 2021 Debentures may be surrendered for registration of transfer, exchange, repurchase, redemption or conversion and where notices may be given to the Company in respect of the 2021 Debentures is at the office or agency of the Trustee in New York, New York; provided, however, that payment of interest may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register (as defined in the Indenture). Payments in respect of the 2021 Debentures evidenced by a Global Security shall be made by transfer of immediately available funds to the accounts specified by the Holder of the Global Security.

Section 108 Redemption.

         (a) There shall be no sinking fund for the retirement of the 2021 Debentures.

         (b) The Company, at its option, may redeem the 2021 Debentures in accordance with the provisions of and at the Redemption Prices set forth under the captions "Optional Redemption" and "Notice of Redemption" in the 2021 Debentures and in accordance with the provisions of the Indenture, including, without limitation, Article ELEVEN.

Section 109 Conversion.

         The 2021 Debentures shall be convertible in accordance with the provisions and at the Conversion Rate set forth under the caption "Conversion" in the 2021 Debentures and in accordance with the provisions of the Indenture, including, without limitation, Article FOURTEEN hereof.

Section 110 Maturity.

         The date on which the principal of the 2021 Debentures matures and is payable, unless accelerated or required to be repurchased pursuant to the Indenture, shall be February 28, 2021.



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

Section 111 Repurchase.

         (a) The 2021 Debentures shall be repurchased by the Company in accordance with the provisions and at the Purchase Prices set forth under the caption "Repurchase by the Company at the Option of the Holder" in the 2021 Debentures and in accordance with the provisions of the Indenture, including, without limitation, Article FIFTEEN hereof.

         (b) The 2021 Debentures shall be repurchased by the Company in accordance with the provisions of and at the Change in Control Purchase Prices set forth under the caption "Purchase of Securities at Option of Holder Upon a Change in Control" in the 2021 Debentures and in accordance with the provisions of the Indenture, including, without limitation, Article SIXTEEN hereof.

Section 112 Covenants.

         The 2021 Debentures shall benefit from each of the covenants set forth in Article TEN of the Indenture, including, without limitation, Sections 1006 ("Limitations on Liens") and 1007 ("Limitations on Sale-Leaseback Transactions") of the Indenture, and the related definitions set forth in Section 101 of the Indenture.

Section 113 Amount Due Upon Event of Default.

         The portion of the Principal Amount of each 2021 Debenture that shall become due pursuant to Section 502 of the Indenture in the circumstances specified therein upon an Event of Default shall be the Issue Price plus accrued Original Issue Discount on such 2021 Debentures (or, if the 2021 Debentures have been converted to interest bearing 2021 Debentures pursuant to Section 1701, the Restated Principal Amount and all accrued and unpaid interest thereon from the later of the date of conversion and the date on which interest was last paid or duly provided for).

Section 114 Discharge of Liability on 2021 Debentures.

         The 2021 Debentures may be discharged by the Company in accordance with the provisions of Article THIRTEEN of the Indenture.

Section 115 Other Terms of 2021 Debentures.

         Without limiting the foregoing provisions of this Article I, the terms of the 2021 Debentures shall be as set forth in the form of the 2021 Debentures set forth in Annex A hereto and as provided in the Indenture.

                                   ARTICLE II

                           AMENDMENTS TO THE INDENTURE

Section 201       Amendments Applicable Only to 2021 Debentures.

         The amendments contained herein shall apply to the 2021 Debentures only and not to any other series of Security issued under the Indenture and any covenants provided herein are expressly being included solely for the benefit of the 2021 Debentures and not for the benefit of any other series of Securities issued under the Indenture. The amendments contained herein shall be effective for so long as any 2021 Debentures remain Outstanding.

Section 202 Definitions.

         Section 101 of the Original Indenture is hereby amended, subject to
Section 201 hereof and with respect to the 2021 Debentures only, by inserting or restating, as the case may be, in their appropriate alphabetical position, the following definitions:

         "Additional Interest" shall have the meaning set forth in Section 5(a) of the Registration Rights Agreement.

         "Agent Members" has the meaning specified in Section 101(b) hereof.

         "Applicable Procedures" means, with respect to any transfer or exchange of beneficial ownership interests in a Global Security, the rules and procedures of the Depositary that are applicable to such transfer or exchange.

         "Beneficial Owner" has the meaning specified in Section 1601(a) hereof.

         "Certificated Security" means a Security that is in substantially the form attached hereto as Annex A and that does not include the information or the schedule called for by footnotes 1, 4 and 5 thereof.

         "Change in Control" has the meaning specified in Section 1601(a) hereof.

         "Change in Control Purchase Date" has the meaning specified in Section 1601(a) hereof.

         "Change in Control Purchase Notice" has the meaning specified in
Section 1601(c) hereof.

         "Change in Control Purchase Price" has the meaning specified in Section 1601(a) hereof.

         "Common Stock" means any stock of any class of the Company (including, without limitation, the Company's common stock, par value $3.00 per share) which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which is not subject to redemption by the Company. References herein or in the 2021 Debentures to a number of shares of Common

Stock shall include a reference to a corresponding number of preferred share purchase rights issued under Rights Agreement.

         "Company Notice Date" has the meaning specified in Section 1503 hereof.

         "Conversion Agent" shall be the person designated as such in Section 101(c) hereof and, with respect to the 2021 Debentures, shall have the duties and responsibilities specified in Article FOURTEEN hereof. The Company may appoint such other Person(s) from time to time to serve as a Conversion Agent, such appointment to be effected by notice delivered by the Company to the Trustee.

         "Conversion Date" has the meaning specified in Section 1402 hereof.

         "Conversion Rate" has the meaning specified in Section 1401 hereof.

         "CSFB" has the meaning specified in Section 101(a) hereof.

         "Depositary" has the meaning specified in Section 101(a) hereof.

         "Determination Date" has the meaning specified in Section 1406(d)(1) hereof.

         "DTC" has the meaning specified in Section 101 hereof.

         "Expiration Date" has the meaning specified in Section 1406(d)(2) hereof.

         "Expiration Time" has the meaning specified in Section 1406(d)(2) hereof.

         "Global Security" means a permanent Global Security that is in substantially the form attached hereto as Annex A and that includes the information and schedule called for by footnotes 1, 4 and 5 thereof and which is deposited with the Depositary or the Security Custodian and registered in the name of the Depositary or its nominee.

         "Group" has the meaning specified in Section 1601(a) hereof.

         "Indenture" has the meaning specified in the recitals.

         "Initial Purchaser" has the meaning specified in Section 101(a) hereof.

         "Issue Date" of any 2021 Debenture means the date on which the 2021 Debenture was originally issued or deemed issued as set forth on the face of the 2021 Debenture.

         "Issue Price" of any 2021 Debenture means, in connection with the original issuance of such 2021 Debenture, the original initial issue price at which the 2021 Debenture is sold as set forth on the face of the 2021 Debenture.

         "Market Price" has the meaning specified in Section 1504 hereof.

         "non-electing share" has the meaning specified in Section 1411 hereof.

         "NYSE" has the meaning specified in Section 1406(e) hereof.

         "Nasdaq" has the meaning set forth in Section 1406(e) hereof.

         "Option Exercise Date" has the meaning specified in Section 1701 hereof.

         "Original Issue Discount" of any 2021 Debenture means the difference between the Issue Price and the Principal Amount of the 2021 Debenture as set forth on the face of the 2021 Debenture.

         "Permitted Amount" has the meaning specified in Section 1406(d)(1) or 1406(d)(2), as the case may be.

         "Principal Amount" of a 2021 Debenture means the principal amount due at the Stated Maturity of the 2021 Debentures as set forth on the face of the 2021 Debenture.

         "Purchase Agreement" means the Purchase Agreement, dated as of February 22, 2001, between the Company and Credit Suisse First Boston Corporation.

         "Purchased Shares" has the meaning specified in Section 1406(d)(2) hereof.

         "QIB" has the meaning specified in Section 101 hereof.

         "Registration Rights Agreement" means the Registration Rights Agreement, dated as of February 22, 2001, between the Company and Credit Suisse First Boston Corporation.

         "Regulation S" means Regulation S of the rules and regulations promulgated under the Securities Act or any successor to such Regulation.

         "Repurchase Date" has the meaning specified in Section 1501 hereof.

         "Repurchase Notice" has the meaning specified in Section 1501 hereof.

         "Repurchase Price" has the meaning specified in Section 1501 hereof.

         "Restated Principal Amount" has the meaning specified in Section 1701 hereof.

         "Restricted Certificated Security" means a Certificated Security which is a Transfer Restricted Security.

         "Restricted Global Security" means a Global Security that is a Transfer Restricted Security.

         "Rights Agreement" means the Amended and Restated Preferred Share Purchase Rights Agreement, dated as of January 20, 1999, between the Company and BankBoston, N.A., as rights agent, as same may be amended, modified or restated while any of the 2021 Debentures remain outstanding.

         "Rule 144" means Rule 144 of the rules and regulations promulgated under the Securities Act or any successor to such Rule.

         "Rule 144A" means Rule 144A of the rules and regulations promulgated under the Securities Act or any successor to such Rule.

         "Sale Price" has the meaning specified in Section 1504 hereof.

         "Securities" means any securities authenticated and delivered under the Indenture, as the same may be amended or supplemented, including 2021 Debentures.

         "Securities Act" means the Securities Act of 1933, as amended, or any successor statute.

         "Tax Event" means that the Company shall have received an opinion from independent tax counsel experienced in such matters to the effect that, on or after February 28, 2001, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein or (b) any amendment to, or change in, an interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority, in each case, which amendment or change is enacted, promulgated, issued or announced or which interpretation is issued or announced or which action is taken, on or after February 28, 2001, there is more than an insubstantial risk that interest (including Original Issue Discount) payable on the 2021 Debentures either (i) would not be deductible on a current accrual basis or (ii) would not be deductible under any other method, in either case, in whole or in part, by the Company (by reason of deferral, disallowance or otherwise) for United States Federal income tax purposes.

         "Tax Event Date" has the meaning specified in Section 1701 hereof.

         "tender offer" has the meaning specified in Section 1406(d)(3) hereof.

         "Trading Day" means a day during (i) which trading in securities generally occurs on the NYSE or, if the Common Stock is not listed for trading on the NYSE, on the principal other national or regional securities exchange on which the Common Stock is then listed for trading or, if the Common Stock is not listed for trading on a national or regional securities exchange, on the Nasdaq or, if the Common Stock is not quoted on the Nasdaq, on the other principal market on which the Common Stock is then traded and (ii) trading in the Common Stock is not then suspended on the NYSE or such principal national or regional securities exchange, Nasdaq or other principal market, as the case may be, on which the Common Stock is then traded.

         "Transfer Certificate" has the meaning specified in Section 102(e)(1) hereof.

         "Transfer Restricted Securities" has the meaning specified in Section 102(e)(1) hereof.

         "Trigger Event" has the meaning specified in Section 1406(c) hereof.

         "Triggering Distribution" has the meaning specified in Section 1406(d)(1) hereof.

         "2021 Debentures" has the meaning specified in the recitals.

         "Unrestricted Certificated Security" means a Certificated Security which is not a Transfer Restricted Security.
         "Unrestricted Global Security" means a Global Security which is not a Transfer Restricted Security.

Section 203       Definition of Outstanding.

         The Original Indenture is hereby amended, subject to Section 201 hereof and with respect to the 2021 Debentures only, by (a) deleting "and" at the end of clause (3) of the definition of the term "Outstanding" in Section 101 of the Original Indenture, (b) deleting the period and inserting "; and" at the end of clause (4) of the definition of the term "Outstanding" in Section 101 of the Original Indenture and (c) inserting the following as clause (5) of the definition of the term "Outstanding" in Section 101 of the Original Indenture:

               (5) 2021 Debentures that have been converted into Common Stock in accordance with Section 1402 hereof.

Section 204 Registration, Registration of Transfer and Exchange.

         The Original Indenture is hereby amended, subject to Section 201 hereof and with respect to the 2021 Debentures only, by replacing the seventh paragraph of Section 305 of the Original Indenture with the following paragraph:

         The Company shall not be required (i) to issue, register the transfer of or exchange the 2021 Debentures during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of 2021 Debentures selected for redemption and ending at the close of business on the day of such mailing, (ii) to register the transfer of or exchange any 2021 Debenture so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part, or (iii) to exchange or register a transfer of any 2021 Debenture or portions thereof in respect of which a Change in Control Purchase Notice or Repurchase Notice has been delivered and not withdrawn by the Holder thereof (except, in the case of the purchase of a 2021 Debenture in part, the portion not to be purchased or which has been surrendered for conversion).

Section 205 Mutilated, Destroyed, Lost and Stolen Securities.

         The Original Indenture is hereby amended, subject to Section 201 hereof and with respect to the 2021 Debentures only, by replacing the third paragraph of Section 306 of the Original Indenture with the following paragraph:

         If any such mutilated, destroyed, lost or stolen Security constitutes a 2021 Debenture that has or is about to become due and payable, or is about to be purchased by the Company on a Repurchase Date pursuant to Article FIFTEEN, or purchased by the Company upon a Change in Control pursuant to Article SIXTEEN, the Company in its discretion may, instead of issuing a new Security, pay such Security.

Section 206 Payment of Interest; Interest Rights Preserved.

         The Original Indenture is hereby amended, subject to Section 201 hereof and with respect to the 2021 Debentures only, by inserting the following paragraph as the second paragraph of Section 307 of the Original Indenture:

         If the Company exercises its option pursuant to Section 1701, then in the case of any 2021 Debenture or portion thereof which is surrendered for conversion after the close of business on the Regular Record Date immediately preceding any Interest Payment Date and prior to the opening of business on such next succeeding Interest Payment Date (unless such 2021 Debenture or portion thereof which is being surrendered for conversion has been called for redemption on a Redemption Date within such period), interest whose Stated Maturity is on such Interest Payment Date shall be payable on such Interest Payment Date notwithstanding such conversion, and such interest (whether or not punctually paid or duly provided for) shall be paid to the Person in whose name that 2021 Debenture (or one or more Predecessor Securities) is registered at the close of business on such Regular Record Date; provided, however, that such payment of interest shall be subject to the payment to the Company by the Holder of such 2021 Debenture or portion thereof surrendered for conversion (such payment to accompany such surrender) of an amount equal to the amount of such interest, in accordance with Section 1402. Except as otherwise provided in the immediately preceding sentence, in the case of any 2021 Debenture which is converted, interest whose Stated Maturity is after the date of conversion of such 2021 Debenture shall not be payable.

Section 207 Cancellation.

         The Original Indenture is hereby amended, subject to Section 201 hereof and with respect to the 2021 Debentures only, by inserting "conversion," after "redemption," in the first sentence of Section 309 of the Original Indenture.

Section 208 Redemption.

         (a) Article ELEVEN of the Original Indenture is hereby amended, subject to Section 201 hereof and with respect to the 2021 Debentures only, by (1) replacing "30" in Section 1104 with "15" and (2) deleting and "at the end of clause (5) of the second paragraph of Section 1104, deleting the period at the end of clause (6) of such second paragraph and inserting ", and" in its place and inserting the following as clause (7) of such second paragraph:

               (7) the Conversion Rate and the last date on which 2021 Debentures may be surrendered for conversion prior to redemption.

         (b) Article ELEVEN of the Original Indenture is hereby amended, subject to Section 201 hereof and with respect to the 2021 Debentures only, by inserting the following as Section 1108:

         Section 1108 Conversion Arrangement on Call for Redemption.

         In connection with 2021 Debentures, the Company may arrange for the purchase and conversion of any 2021 Debentures called for redemption by an agreement with one or more investment bankers or other purchasers to purchase such 2021 Debentures by paying to a Paying Agent (other than the Company or any of its Affiliates) in trust for the Holders, on or before 11:00 a.m. New York City time on the Redemption Date, an amount that, together with any amounts deposited with such Paying Agent by the Company for the redemption of such 2021 Debentures, is not less than the Redemption Price of such 2021 Debentures. Notwithstanding anything to the contrary contained in this Article ELEVEN, the obligation of the Company to pay the Redemption Price of such 2021 Debentures, including interest, if any, shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers; provided, however, that nothing in this Section 1108 shall relieve the Company of its obligation to pay the Redemption Price on 2021 Debentures called for redemption. If such an agreement is entered into, any 2021 Debentures called for redemption and not surrendered for conversion by the Holders thereof prior to the relevant Redemption Date may, at the option of the Company upon written notice to the Trustee, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such Holders and (notwithstanding anything to the contrary contained in Article ELEVEN) surrendered by such purchasers for conversion, all as of 11:00 a.m. New York City time on the Redemption Date, subject to payment of the above amount as aforesaid. The Paying Agent shall hold and pay to the Holders whose 2021 Debentures are selected for redemption any such amount paid to it for purchase in the same manner as it would money deposited with it by the Company for the redemption of 2021 Debentures. Without the Paying Agent's prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any 2021 Debentures shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Paying Agent as set forth in this Indenture, and the Company agrees to indemnify the Paying Agent from, and hold it harmless against, any loss, liability or expense arising out of or in connection with any such arrangement for the purchase and conversion of any 2021 Debentures between the Company and such purchasers, including, without limitation, the costs and expenses incurred by the Paying Agent in the defense of any claim or liability reasonably incurred without negligence or bad faith on its part arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under this Indenture, in accordance with the indemnity provisions applicable to the Trustee set forth herein.

Section 209 Consolidation, Merger and Sale.

         Section 801 of the Original Indenture is hereby amended, subject to
Section 201 hereof and with respect to the 2021 Debentures only, by replacing clause (1) of such Section 801 with the following:

                  (1) (A) in the case of a merger, the Company is the surviving entity, or (B) the Person formed by such consolidation or into which the Company is merged or the Person which acquires by sale or transfer, or which leases, the properties and assets of the Company as, or substantially as, an entirety shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the due and punctual payment of the principal of and any premium and interest on, and Additional Interest with respect to, all the Securities and the performance or observance of every covenant and condition of this Indenture on the part of the Company to be performed or observed and shall have expressly provided for conversion rights in accordance with Section 1411.

Section 210 Defaults and Remedies.

         Section 501 of the Original Indenture is hereby amended, subject to
Section 201 hereof and with respect to the 2021 Debentures only, by deleting subsections (1) and (2), and inserting instead the following as new subsections
(1) and (2) thereof:

                  (1) the Company defaults in the payment of any interest upon any 2021 Debenture, when it becomes due and payable, after conversion of the 2021 Debentures to interest bearing debentures pursuant to
         Section 1701, or in any payment of Additional Interest when it becomes due and payable, and the continuance of any such default for a period of 30 days; or

                  (2) the Company defaults in the payment of the Principal Amount (or, if the 2021 Debentures have been converted to interest-bearing 2021 Debentures pursuant to Section 1701, the Restated Principal Amount), the Issue Price plus accrued Original Issue Discount, the Redemption Price, the Repurchase Price or the Change in Control Purchase Price of any 2021 Debenture when the same becomes due and payable; or

Section 211 Collection of Indebtedness and Suits for Enforcement by Trustee.

         Section 503 of the Original Indenture is hereby amended, subject to
Section 201 hereof and with respect to the 2021 Debentures only, by deleting subsections (1) and (2) of the first paragraph, and inserting instead the following as new subsections (1) and (2) thereof:

                  (1) the Company defaults in the payment of any interest upon any 2021 Debentures, when it becomes due and payable, after conversion of the 2021 Debentures to interest bearing debentures pursuant to
         Section 1701, or in any payment of Additional Interest when it becomes due and payable, and the continuance of any such default for a period of 30 days, or

                  (2) the Company defaults in the payment of the Principal Amount (or, if the 2021 Debentures have been converted to interest-bearing 2021 Debentures pursuant to Section 1701, the Restated Principal Amount), the Issue Price plus accrued Original Issue Discount, the Redemption Price, the Repurchase Price or
          the Change in Control Purchase Price of any 2021 Debentures when the same becomes due and payable,

Section 212 Unconditional Right of Holders to Receive Principal, Premium and Interest.

         Section 508 of the Original Indenture is hereby amended, subject to
Section 201 hereof and with respect to the 2021 Debentures only, by replacing that Section with the following:

         SECTION 508 Rights of Holders to Receive Payment.

         Notwithstanding any other provision in this Indenture, the right of any Holder of a Security to receive payment of the principal of and (subject to Sections 307 and 1701) interest on such Security on or after the respective due dates expressed in such Security (or in the case of redemption, to receive the Redemption Price on the Redemption Date, in the case of a repurchase, to receive the Repurchase Price on the Repurchase Date, or in the case of a Change in Control, to receive the Change in Control Purchase Price on the Change in Control Purchase
         Date), or to institute suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired without the consent of the Holder.

Section 213 Supplemental Indentures Without Consent of Holders.

         Section 901 of the Original Indenture is hereby amended, subject to
Section 201 hereof and with respect to the 2021 Debentures only, by deleting "or" at the end of clause (7) of Section 901, by deleting the period and inserting "; or" at the end of clause (8) and by inserting the following paragraph as clause (9) of Section 901:

               (9) to make provision with respect to the conversion rights, if any, to Holders of 2021 Debentures pursuant to the requirements of Article FOURTEEN hereof.

Section 214 Supplemental Indenture with Consent of Holder.

         Section 902 of the Original Indenture is hereby amended, subject to
Section 201 hereof and with respect to the 2021 Debentures only, by deleting "or" at the end of clause (3) of Section 902, by deleting the period and inserting "; or" at the end of clause (4) of Section 902 and by inserting the following as clause (5) of Section 902:

               (5) adversely affect the right to convert any 2021 Debenture as provided in Article FOURTEEN, or adversely affect the right to require the Company to repurchase the 2021 Debentures as provided in Article FIFTEEN or Article SIXTEEN.

Section 215 Maintenance of Office or Agency.

         The Original Indenture is hereby amended, subject to Section 201 hereof and with respect to the 2021 Debentures only, by inserting "or conversion" after "payment" in the first sentence of Section 1002 of the Original Indenture.

Section 216 Conversion, Tax Event, Repurchase.

         The Original Indenture is hereby amended, subject to Section 201 hereof and with respect to the 2021 Debentures only, by adding the following Articles FOURTEEN, FIFTEEN, SIXTEEN and SEVENTEEN to the Original Indenture:

                                ARTICLE FOURTEEN
                                   CONVERSION

         Section 1401 Conversion Privilege.

                  (a) The 2021 Debentures shall be convertible in accordance with their terms and in accordance with this Article FOURTEEN.

                  (b) A Holder of a 2021 Debenture may convert the Principal Amount of such 2021 Debenture (or any portion thereof equal to a Principal Amount of $1,000 or any integral multiple of a Principal Amount of $1,000 in excess thereof) into Common Stock, at any time prior to the close of business on the date specified in the 2021 Debentures, at the Conversion Rate then in effect. In case a 2021 Debenture or portion thereof is called for redemption pursuant to Article ELEVEN, such conversion right shall terminate at the close of business on the Business Day immediately preceding the Redemption Date for such 2021 Debenture or such earlier date as the Holder presents such 2021 Debenture for redemption (unless the Company shall default in making the redemption payment when due, in which case the conversion right shall terminate at the close of business on the date such default is cured and such 2021 Debenture is redeemed). The number of shares of Common Stock issuable upon conversion of a 2021 Debenture per $1,000 of Principal Amount thereof (the "Conversion Rate") shall be that number set forth under "Conversion" in the 2021 Debentures, subject to adjustment as herein set forth. Provisions of this Indenture that apply to conversion of all of a 2021 Debenture also apply to conversion of a portion of a 2021 Debenture.

                  (c) A 2021 Debenture in respect of which a Holder has delivered a Repurchase Notice or Change in Control Purchase Notice exercising the option of such Holder to require the Company to purchase such 2021 Debenture, may be converted only if such notice of exercise is withdrawn in accordance with the terms of this Indenture. A Holder of 2021 Debentures is not entitled to any rights of a holder of Common Stock until such Holder has converted its 2021 Debentures to Common Stock, and only to the extent such 2021 Debentures are deemed to have been converted into Common Stock pursuant to this Article FOURTEEN.

         SECTION 1402 Conversion Procedure.

         To convert a 2021 Debenture, a Holder must (a) complete and manually sign the conversion notice on the back of the 2021 Debenture and deliver such notice to a Conversion Agent, (b) surrender the 2021 Debenture to a Conversion Agent, (c) furnish appropriate endorsements and transfer documents if required by the Security Registrar or a Conversion Agent, and (d) pay any transfer or similar tax, if required. The date on which the Holder satisfies all of those requirements is the "Conversion Date." As soon as practicable after the Conversion Date, the Company shall deliver to the Holder through a Conversion Agent a certificate for the number of whole shares of Common Stock issuable upon the conversion and cash in lieu of any fractional shares pursuant to Section 1403. Anything herein to the contrary notwithstanding, in the case of Global Securities, conversion notices may be delivered and such 2021 Debentures may be surrendered for conversion in accordance with the applicable procedures of the Depositary as in effect from time to time. The Person in whose name the Common Stock certificate is registered shall be deemed to be a stockholder of record on the Conversion Date; provided, however, that no surrender of a 2021 Debenture on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the Person or Persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the Person or Persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; provided further, however, that such conversion shall be at the Conversion Rate in effect on the date that such 2021 Debenture shall have been surrendered for conversion, as if the stock transfer books of the Company had not been closed. Upon conversion of a 2021 Debenture, such Person shall no longer be a Holder of the 2021 Debenture so converted.

         No payment or adjustment will be made for dividends on, or other distributions with respect to, any Common Stock except as provided in this Article FOURTEEN. On conversion of a 2021 Debenture, that portion of accrued Original Issue Discount (and unpaid interest, if the Company has exercised its option provided for in Section 1701 hereof) attributable to the period from the Issue Date (or, in the case of interest, if the Company has exercised the option provided for in
         Section 1701 hereof, the later of (x) the Option Exercise Date and (y) the date on which interest was last paid or duly provided for) of the 2021 Debenture through the Conversion Date with respect to the converted 2021 Debenture shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of the Common Stock (together with the cash payment, if any, in lieu of fractional shares) in exchange for the 2021 Debenture being converted pursuant to the provisions hereof; and the fair market value of such shares of Common Stock (together with any such cash payment in lieu of fractional shares) shall be treated as issued, to the extent thereof, first in exchange for Original Issue Discount (and unpaid interest, if the Company has exercised its option provided for in Section 1701 hereof) accrued through the Conversion Date, and the balance, if any, of such fair market value of such Common Stock (and any such cash payment) shall be treated as issued in exchange for the Issue Price (or Restated Principal Amount, if the Company has exercised its option provided for in Section 1701) of the 2021 Debenture being converted pursuant to the provisions hereof. Each whole share of Common Stock issued upon conversion of any 2021 Debenture shall be accompanied by a preferre share purchase right issued under the Rights Agreement, if the Rights Agreement is then in effect notwithstanding the occurrence of any event that, under the terms of the Rights Agreements, results in the separation of rights from the Common Stock.

         If a Holder converts more than one 2021 Debenture at the same time, the number of shares of Common Stock issuable upon the conversion shall be based on the aggregate Principal Amount of 2021 Debentures so converted.

         Upon surrender of a 2021 Debenture that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new 2021 Debenture equal in Principal Amount to the Principal Amount of the unconverted portion of the 2021 Debenture surrendered.

         If the Company has exercised its option under Section 1701, 2021 Debentures or portions thereof surrendered for conversion during the period from the close of business on any Regular Record Date immediately preceding any Interest Payment Date to the opening of business on such Interest Payment Date shall (unless such 2021 Debentures or portions thereof have been called for redemption on a Redemption Date within such period) be accompanied by payment to the Company or its order, in New York Clearing House funds or other funds acceptable to the Company, of an amount equal to the interest payable on such Interest Payment Date on the principal amount of 2021 Debentures or portions thereof being surrendered for conversion.

         SECTION 1403 Fractional Shares.

         The Company will not issue fractional shares of Common Stock upon conversion of 2021 Debentures. In lieu of such fractional shares, the Company will pay an amount in cash based upon the closing price (determined as provided in Section 1406(e)) of the Common Stock on the Trading Day immediately prior to the Conversion Date.

         SECTION 1404 Taxes on Conversion.

         If a Holder converts a 2021 Debenture, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon such conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder's name. The Conversion Agent may refuse to deliver the certificate representing the Common Stock being issued in a name other than the Holder's name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder's name.
         Nothing herein shall preclude any tax withholding required by law or regulation.

         SECTION 1405 Company to Provide Common Stock.

         The Company shall, prior to issuance of any 2021 Debentures under this Indenture, and from time to time as may be necessary, reserve, out of its authorized but unissued Common Stock, a sufficient number of shares of Common Stock to permit the conversion of all 2021 Debentures Outstanding into shares of Common Stock. All shares of Common Stock delivered upon conversion of the 2021 Debentures shall be duly authorized, validly issued, fully paid and nonassessable and shall be free from preemptive rights and free of any Lien or adverse claim.

         The Company will endeavor promptly to comply with all federal and state securities laws regulating the registration of the offer, issuance and delivery of shares of Common Stock to a converting Holder upon conversion of 2021 Debentures, if any, and will list or cause to have quoted such shares of Common Stock on each national securities exchange or on the Nasdaq National Market or other over-the-counter market or such other market on which the shares of Common Stock are then listed or quoted.

         SECTION 1406 Adjustment of Conversion Rate.

         The Conversion Rate shall be adjusted from time to time by the Company as follows:

                  (a) If the Company shall (i) pay a dividend on its Common Stock in shares of Common Stock, (ii) make a distribution on its Common Stock in shares of Common Stock, (iii) subdivide its outstanding Common Stock into a greater number of shares, or (iv) combine its outstanding Common Stock into a smaller number of shares, the Conversion Rate in effect immediately prior thereto shall be adjusted so that the Holder of any 2021 Debenture thereafter surrendered for conversion shall be entitled to receive that number of shares of Common Stock which it would have owned had such 2021 Debenture been converted immediately prior to the happening of such event. An adjustment made pursuant to this subsection (a) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of subdivision or combination.

                  (b) If the Company shall issue rights or warrants to all or substantially all holders of its Common Stock entitling them (for a period commencing no earlier than the record date described below and expiring not more than 60 days after such record date) to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price per share (or having a conversion price per share) less than the current market price per share of Common Stock (as determined in accordance with Section 1406(e)) on the record date for the determination of stockholders entitled to receive such rights or warrants, the Conversion Rate in effect immediately prior thereto shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to such record date by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock offered (or into which the convertible securities so offered are convertible), and of which the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of shares which the aggregate offering price of the total number of shares of Common Stock so offered (or the aggregate conversion price of the convertible securities so offered, which shall be determined by multiplying the number of shares of Common Stock issuable upon conversion of such convertible securities by the conversion price per share of Common Stock pursuant to the terms of such convertible securities) would purchase at the current market price per share (as determined in accordance with Section 1406(e)) of Common Stock on such record date. Such adjustment shall be made successively whenever any such rights or warrants are issued, and shall become effective immediately after such record date. If at the end of the period during which such rights or warrants are exercisable not all rights or warrants shall have been exercised, the adjusted Conversion Rate shall be immediately readjusted to what it would have been based upon the number of additional shares of Common Stock actually issued (or the number of shares of Common Stock issuable upon conversion of convertible securities actually issued).

                  (c) If the Company shall (by dividend or otherwise) distribute to all or substantially all holders of its Common Stock any shares of capital stock (other than dividends or distributions of Common Stock on Common Stock to which Section 1406(a) applies) of the Company, evidences of indebtedness or other assets (including securities of any Person other than the Company, but excluding all-cash distributions or any distribution of rights or warrants referred to in 1406(b), any of the foregoing in respect of which an adjustment would be made pursuant to this Section 1406(c) and referred to as the "Described Securities"), then in each such case (unless the Company elects to reserve Described Securities for distribution to Holders of 2021 Debentures upon conversion of same so that any such Holder would receive upon such conversion, in addition to the shares of Common Stock (and cash in lieu of fractional shares, if any) to which such Holder is entitled, the amount and kind of Described Securities that such Holder would have received if such Holder had converted its 2021 Debenture(s) into Common Stock immediately prior to the record date for distribution of the Described Securities) the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the current Conversion Rate by a fraction, of which the numerator shall be the current market price per share (as determined in accordance with Section 1406(e)) of the Common Stock on the record date referred to below, and of which the denominator shall be the current market price per share (as determined in accordance with Section 1406(e)) of the Common Stock on such record date less the fair market value on such record date (as determined by the Board of Directors, whose determination shall be conclusive evidence absent manifest error of such fair market value and which shall be evidenced by an Officer's Certificate delivered to the Trustee) of the portion of the Described Securities so distributed or of such rights or warrants applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on the record date); provided, however, that if the then fair market value (as so determined) of the portion of the Described Securities so distributed applicable to one share of Common Stock is equal to or greater than the current market price (determined as aforesaid) of the Common Stock on the record date referred to below, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder of 2021 Debentures shall have the right to receive upon conversion the amount of Described Securities such Holder would have received had such Holder converted each 2021 Debenture on such Record Date. Such adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution.

         If the Rights Agreement expires or is terminated and, while any of the 2021 Debentures remain Outstanding, the Company implements another shareholder rights plan, such rights plan shall provide, subject to customary exceptions and limitations, that in lieu of making an adjustment of the Conversion Rate pursuant to this Section 1406(c) in respect of rights distributed under such other shareholder rights plan, upon conversion of the 2021 Debentures the Holders will receive, in addition to the Common Stock issuable upon such conversion, the rights issued under such rights plan (notwithstanding the occurrence of an event causing such rights to separate from the Common Stock at or prior to the time of conversion). Any distribution of rights or warrants pursuant to a shareholder rights plan complying with the requirements set forth in the immediately preceding sentence of this paragraph shall not constitute a distribution of rights or warrants for which an adjustment is to be made pursuant to this Section 1406(c).

         Rights or warrants distributed after the date hereof by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company's capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("Trigger Event"): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 1406(c) (and no adjustment to the Conversion Rate under this Section 1406(c) will be required) until the occurrence of the earliest Trigger Event. If such right or warrant is subject to subsequent events, upon the occurrence of which such right or warrant shall become exercisable to purchase different securities, evidences of indebtedness or other assets or entitle the holder to purchase a different number or amount of the foregoing or to purchase any of the foregoing at a different purchase price, then the occurrence of each such event shall be deemed to be the date of issuance and record date with respect to a new right or warrant (and a termination or expiration of the existing right or warrant without exercise by the holder thereof). In addition, if (1) any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto, resulted in an adjustment to the Conversion Rate under this Section 1406(c) and (2)(A) all such rights or warrants shall thereafter have been redeemed or repurchased without exercise by any holders thereof, then the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, or (2) all of such rights or warrants shall thereafter have expired or been terminated without exercise, the Conversion Rate shall be readjusted as if such rights and warrants had never been issued.

                  (d) (1) If the Company shall, by dividend or otherwise, at any time distribute (a "Triggering Distribution") to all or substantially all holders of its Common Stock all-cash distributions in an aggregate amount that, together with the aggregate sum of (A) any cash and the fair market value (as determined by the Board of Directors, whose determination shall be conclusive evidence thereof and which shall be evidenced by an Officer's Certificate delivered to the Trustee) of any other consideration payable in respect of any tender offer (other than an odd-lot offer) by the Company or a Subsidiary of the Company for Common Stock consummated within the 12 months preceding the date of payment of the Triggering Distribution and in respect of which no Conversion Rate adjustment pursuant to this Section 1406 has been made and (B) all other cash distributions to all or substantially all holders of its Common Stock made within the 12 months preceding the date of payment of the Triggering Distribution and in respect of which no Conversion Rate adjustment pursuant to this Section 1406 has been made, exceeds an amount equal to 12.5% of the product (the amount of such product, the "Permitted Amount") of (I) the current market price per share of Common Stock (as determined in accordance with Section 1406(e)) on the Business Day (the "Determination Date") immediately preceding the day on which such Triggering Distribution is declared by the Company multiplied by (III) the number of shares of Common Stock outstanding on the Determination Date (excluding shares held in the treasury of the Company), then, immediately prior to the opening of business on the day following the date on which the Triggering Distribution is paid, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying such Conversion Rate in effect immediately prior to the Determination Date by a fraction, of which the numerator shall be such current market price per share of Common Stock (as determined in accordance with Section 1406(e)) on the Determination Date, and of which the denominator shall be the current market price per share of Common Stock (as determined in accordance with Section 1406(e)) on the Determination Date less the sum of the aggregate amount of cash and the aggregate fair market value (determined as aforesaid) of any such other consideration so distributed, paid or payable within such 12 months (including, without limitation, the Triggering Distribution) applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on the Determination
         Date) (such amount, the "Adjustment Amount"); provided, however, that if the Adjustment Amount is equal to or greater than the current market price (determined in accordance with Section 1406(e)) of the Common Stock on the Determination Date, in lieu of the foregoing adjustment to the Conversion Rate, adequate provision shall be made so that each Holder of 2021 Debentures shall have the right to receive upon conversion the amount of cash such Holder would have received had such Holder converted each 2021 Debenture on the record date for such distribution.

                  (2) If any tender offer (other than an odd-lot offer) made by the Company or any of its Subsidiaries for Common Stock shall expire and such tender offer (as amended upon the expiration thereof) shall involve the payment of aggregate consideration in an amount (determined as the sum of the aggregate amount of cash consideration and the aggregate fair market value (as determined by the Board of Directors, whose determination shall be conclusive evidence thereof and which shall be evidenced by an Officer's Certificate delivered to the Trustee thereof ) of any other consideration) that, together with the aggregate sum of (A) any cash and the fair market value (as determined by the Board of Directors, whose determination shall be conclusive evidence thereof and which shall be evidenced by an Officer's Certificate delivered to the Trustee) of any other consideration payable in respect of any other tender offers (other than an odd-lot offer(s)) by the Company or any Subsidiary of the Company for Common Stock consummated within the 12 months preceding the Expiration Date (as defined below) and in respect of which no Conversion Rate adjustment pursuant to this
         Section 1406 has been made and (B) all cash distributions to all or substantially all holders of its Common Stock made within the 12 months preceding the Expiration Date and in respect of which no Conversion Rate adjustment pursuant to this Section 1406 has been made, exceeds an amount equal to 12.5% of the product (the amount of such product, the "Permitted Amount") of the current market price per share of Common Stock (as determined in accordance with Section 1406(e)) as of the last date (the "Expiration Date") tenders could have been made pursuant to such tender offer (as it may be amended) (the last time at which such tenders could have been made on the Expiration Date is hereinafter sometimes called the "Expiration Time") multiplied by the number of shares of Common Stock outstanding (including tendered shares but excluding any shares held in the treasury of the Company) at the Expiration Time, then, immediately prior to the opening of business on the day after the Expiration Date, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the Expiration Date by a fraction, of which the numerator shall be the sum of (x) the aggregate consideration (determined as aforesaid) payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (excluding any Purchased Shares and any shares held in the treasury of the Company) at the Expiration Time and the current market price per share of Common Stock (as determined in accordance with Section 1406(e)) on the Trading Day next succeeding the Expiration Date, and of which the denominator shall be the product of the number of shares of Common Stock outstanding (including tendered shares but excluding any shares held in the treasury of the Company) at the Expiration Time multiplied by the current market price per share of Common Stock (as determined in accordance with Section 1406(e)) on the Trading Day next succeeding the Expiration Date, such increase to become effective immediately prior to the opening of business on the day following the Expiration Date. If the Company is obligated to purchase shares pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any or all such purchases or any or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate which would have been in effect based upon the number of shares actually purchased. If the application of this Section 1406(d)(2) to any tender offer would result in a decrease in the Conversion Rate, no adjustment shall be made for such tender offer under this Section 1406(d)(2).

                  (3) For purposes of this Section 1406(d), the term "tender offer" shall mean and include both tender offers and exchange offers, all references to "purchases" of shares in tender offers (and all similar references) shall mean and include both the purchase of shares in tender offers and the acquisition of shares pursuant to exchange offers, and all references to "tendered shares" (and all similar references) shall mean and include shares tendered in both tender offers and exchange offers.

                  (e) For the purpose of any computation under Sections 1406(b), 1406(c) and 1406(d), the current market price per share of Common Stock on any date shall be deemed to be the average of the daily closing prices for the 30 consecutive Trading Days commencing 45 Trading Days before (i) the Determination Date or the Expiration Date, as the case may be, with respect to distributions or tender offers under Section 1406(d) or (ii) the record date with respect to distributions, issuances or other events requiring such computation under Section 1406(b) or Section 1406(c). The closing price for each day shall be the last reported sales price (regular way) or, in case no such reported sale takes place on such date, the average of the reported closing bid and asked prices in either case on the New York Stock Exchange (the "NYSE") or, if the Common Stock is not listed or admitted to trading on the NYSE, on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, the last reported sales price of the Common Stock as quoted on Nasdaq (the term "Nasdaq" shall include, without limitation, the Nasdaq National Market) or, if no reported sales takes place, the average of the closing bid and asked prices as quoted on Nasdaq or any comparable system or, if the Common Stock is not quoted on Nasdaq or any comparable system, the closing sales price or, in case no reported sale takes place, the average of the closing bid and asked prices, as furnished by any two members of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose. If no such prices are available, the current market price per share shall be the fair value of a share of Common Stock as determined by the Board of Directors (which shall be evidenced by an Officer's Certificate delivered to the Trustee).

                  (f) In any case in which this Section 1406 shall require that an adjustment be made following a record date or a Determination Date or Expiration Date, as the case may be, established for purposes of this Section 1406, the Company may elect to defer (but only until five Business Days following the filing by the Company with the Trustee of the certificate described in Section 1409) issuing to the Holder of any 2021 Debenture converted after such record date or Determination Date or Expiration Date the shares of Common Stock and other capital stock of the Company issuable upon such conversion over and above the shares of Common Stock and other capital stock of the Company issuable upon such conversion only on the basis of the Conversion Rate prior to adjustment; and, in lieu of the shares the issuance of which is so deferred, the Company shall issue or cause its transfer agents to issue due bills or other appropriate evidence prepared by the Company of the right to receive such shares. If any distribution in respect of which an adjustment to the Conversion Rate is required to be made as of the record date or Determination Date or Expiration Date therefor is not thereafter made or paid by the Company for any reason, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect if such record date had not been fixed or such effective date or Determination Date or Expiration Date had not occurred.

         SECTION 1407 No Adjustment.

         No adjustment in the Conversion Rate shall be required unless the adjustment would require an increase or decrease of at least 1% in the Conversion Rate as last adjusted; provided, however, that any adjustments which by reason of this Section 1407 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article FOURTEEN shall be made to the nearest cent or to the nearest 1/1000th of a share, as the case may be.

         No adjustment need be made for issuances of Common Stock pursuant to
         (a) any Company plan for reinvestment of dividends or interest or (b) any Company employee or director benefit or compensation plan, or for a change in the par value or a change to no par value of the Common Stock.

         To the extent that the 2021 Debentures become convertible into the right to receive cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

         SECTION 1408 Adjustment for Tax Purposes.

         The Company shall be entitled to make such adjustments in the Conversion Rate, in addition to those required by Section 1406, as it in its discretion shall determine to be advisable in order that any stock dividends, subdivisions of shares, distributions of rights to purchase stock or securities or distributions of securities convertible into or exchangeable for stock hereafter made by the Company to its stockholders shall not be taxable.

         SECTION 1409 Notice of Adjustment.

         Whenever the Conversion Rate is adjusted, the Company shall promptly mail to Holders a notice of the adjustment and file with the Trustee an Officer's Certificate specifying the adjusted Conversion Rate, the effective date of such adjustment and briefly stating the facts requiring the adjustment and the manner of computing it.

         SECTION 1410 Notice of Certain Transactions.

                  If:

               (a) the Company takes any action that would require an adjustment in the Conversion Rate,

               (b) the Company takes any action that requires a supplemental indenture pursuant to Section 1411, or

               (c) there is a dissolution or liquidation of the Company,

         the Company shall mail to Holders and file with the Trustee a notice stating the proposed record or effective date, as the case may be. The Company shall mail (or shall send by facsimile transmission promptly confirmed in writing mailed to the Trustee) the notice not less than 15 days before such date. Failure to so give such notice or any defect therein shall not affect the validity of any transaction referred to in clause (a), (b) or (c) of this Section 1410.

         SECTION 1411 Effect of Reclassification, Consolidation, Merger or Sale
                      on Conversion Privilege.

         If any of the following shall occur, namely:

                  (a) any reclassification or change of shares of Common Stock issuable upon conversion of the 2021 Debentures (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination);

                  (b) any consolidation or merger in which the Company is a party consolidating with another entity or merging with or into another entity other than a merger in which the Company is the continuing corporation and which does not result in any reclassification of, or change (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of Common Stock; or

                  (c) any sale or conveyance of the properties and assets of the Company as, or substantially as, an entirety to any Person,

         then the Company, or such successor, purchasing or transferee corporation, as the case may be, shall, as a condition precedent to such reclassification, change, consolidation, merger, sale or conveyance, execute and deliver to the Trustee a supplemental indenture providing that the Holder of each 2021 Debenture then outstanding shall have the right to convert such 2021 Debenture into the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock deliverable upon conversion of such 2021 Debenture immediately prior to such reclassification, change, consolidation, merger, sale or conveyance; provided, however, that if the kind or amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, change, consolidation, merger, sale or conveyance is not the same for each share of Common Stock of the Company held immediately prior to such reclassification, change, consolidation, merger, sale or conveyance in respect of which the holder(s) thereof shall not have exercised their rights of election in respect of consideration receivable for each share ("non-electing share"), then for the purpose of this Section 1411 the kind and amount of securities, cash and other property receivable upon such reclassification, change, consolidation, merger, sale or conveyance by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares. Such supplemental indenture shall provide for adjustments of the Conversion Rate which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Rate provided for in this Article FOURTEEN. If, in the case of any such consolidation, merger, sale or conveyance, the stock or other securities and property (including cash) receivable thereupon by a holder of Common Stock include shares of stock or other securities and property of a Person other than the successor, purchasing or transferee corporation, as the case may be, in such consolidation, merger, sale or conveyance, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders of the 2021 Debentures as the Board of Directors shall reasonably consider necessary by reason of the foregoing. The provisions of this Section 1411 shall similarly apply to successive reclassifications, changes, consolidations, mergers, sales or conveyances.

         If the Company shall (a) execute a supplemental indenture pursuant to this Section 1411, the Company shall promptly file with the Trustee (1) an Officer's Certificate briefly stating the reasons therefor, the kind or amount of shares of stock or other securities or property (including cash) receivable by Holders of the 2021 Debentures upon the conversion of their 2021 Debentures after any such reclassification, change, consolidation, merger, sale or conveyance, any adjustment to be made with respect thereto and that all conditions precedent have been complied with and (2) an Opinion of Counsel that all conditions precedent have been complied with, and (b) shall promptly mail notice thereof to all Holders.

         SECTION 1412 Trustee's Disclaimer.

         The Trustee shall have no duty to determine when an adjustment under this Article FOURTEEN should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of that fact or the correctness of any such adjustment, and shall be protected in relying upon, an Officer's Certificate including the Officer's Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 1409. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of 2021 Debentures, and the Trustee shall not be responsible for the Company's failure to comply with any provisions of this Article FOURTEEN.

         The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 1411, but may accept as conclusive evidence of the correctness thereof, and shall be fully protected in relying upon, the Officer's Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 1411.

         SECTION 1413 Voluntary Increase.

         The Company from time to time may increase the Conversion Rate, in addition to those which may be required pursuant to other provisions of this Article FOURTEEN, by any amount and for any period of time as the Company's Board of Directors determines to be in the best interests of the Company, provided that (a) the period of such increase is at least 20 days or such longer period as may be required by law and (b) the increase is irrevocable during the period. Subsequent to any increase in the Conversion Rate made pursuant to this Section 1413, the Company may lower the Conversion Rate to any Conversion Rate that is not lower than the Conversion Rate that would have been applicable had the increase pursuant to this Section 1413 not been made. A determination by the Company's Board of Directors to increase or decrease the Conversion Rate in accordance with this Section 1413 shall be conclusive. If the Company increases or decreases the Conversion Rate, the Company will give at least seven days' advance notice of same, such notice to be given in accordance with Section 1410.

                                 ARTICLE FIFTEEN

                REPURCHASE OF SECURITIES AT OPTION OF THE HOLDER

         SECTION 1501 General.

                  The Company may be required to repurchase 2021 Debentures in accordance with their terms and in accordance with this Article FIFTEEN.

                  2021 Debentures shall be purchased by the Company under the paragraph "Repurchase by the Company at the Option of the Holder" of the 2021 Debentures on February 28, 2006, February 28, 2011 and February 28, 2016 (each, a "Repurchase Date"), at the repurchase price specified therein (each, a "Repurchase Price"), at the option of the Holder thereof, upon:

                  (1) delivery to the Paying Agent by the Holder of a written notice of purchase (a "Repurchase Notice") at any time during the period that commences on the opening of business on the date that is 20 Business Days prior to a Repurchase Date and ends at the close of business on the Business Day next preceding such Repurchase Date stating:

                           (A) the certificate number of the 2021 Debenture
                  which the Holder will deliver to be repurchased or, if any of the 2021 Debentures is in the form of a Global Security, then a beneficial owner of a 2021 Debenture shall comply with the procedures of the Depositary applicable to the repurchase of a Global Security;

                           (B) the portion of the Principal Amount of the 2021
                  Debenture which the Holder will deliver to be repurchased, which portion must be $1,000 or an integral multiple thereof;

                           (C) that such 2021 Debenture shall be purchased as of
                  the Repurchase Date pursuant to the terms and conditions specified under the paragraph "Repurchase by the Company at the Option of the Holder" in the 2021 Debentures and in this Indenture;

                           (D) if the Company elects, pursuant to Section 1502
                  hereof, to pay the Repurchase Price to be paid as of such Repurchase Date, in whole or in part, in Common Stock but such portion of the Repurchase Price shall ultimately be payable to such Holder entirely in cash because any of the conditions to payment of the Repurchase Price in Common Stock is not satisfied prior to the close of business on such Repurchase Date, as set forth in Section 1502 or 1504 hereof, whether such Holder elects (i) to withdraw such Repurchase Notice as to some or all of the 2021 Debentures to which such Repurchase Notice relates (stating the Principal Amount and certificate numbers of the 2021 Debentures as to which such withdrawal shall relate or if certificated 2021 Debentures have not been issued, a beneficial owner of a 2021 Debenture shall comply with the procedures of the Depositary applicable to the withdrawal of a Repurchase
                   Note), or (ii) to receive cash in respect of the entire Repurchase Price for all 2021 Debentures (or portions thereof) to which such Repurchase Price relates; and

                  (2) delivery of such 2021 Debenture(s) to the Paying Agent prior to, on or after the Repurchase Date (together with all necessary endorsements) at the offices of the Paying Agent, such delivery being a condition to receipt by the Holder of the Repurchase Price therefor; provided, however, that such Repurchase Price shall be so paid pursuant to this Article FIFTEEN only if the 2021 Debenture so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Repurchase Notice.

         If a Holder, in such Holder's Repurchase Notice and in any written notice of withdrawal delivered by such Holder pursuant to the terms of
         Section 1509 hereof, fails to indicate such Holder's choice with respect to the election set forth in clause (D) of Section 1501(1), such Holder shall be deemed to have elected to receive cash in respect of the Repurchase Price for all 2021 Debentures subject to the Repurchase Notice in the circumstances set forth in such clause (D).

         The Company shall purchase from the Holder thereof, pursuant to this Article FIFTEEN, a portion of a 2021 Debenture if the Principal Amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a 2021 Debenture also apply to the purchase of such portion of such 2021 Debenture.

         Any purchase by the Company contemplated pursuant to the provisions of this Article FIFTEEN, shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Repurchase Date and the time of delivery of the 2021 Debenture.

         Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Repurchase Notice contemplated by this Section 1501 shall have the right to withdraw such Repurchase Notice at any time prior to the close of business on the Business Day next preceding the Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 1509.

         The Paying Agent shall promptly notify the Company of the receipt by it of any Repurchase Notice or written notice of withdrawal thereof.

         SECTION 1502 The Company's Right to Elect Manner of Payment of
                      Repurchase Price.

                  The Repurchase Price of 2021 Debentures in respect of which a Repurchase Notice pursuant to Section 1501 has been given will be paid by the Company, at the election of the Company in its sole discretion, with cash or Common Stock or in any combination of cash and Common Stock, subject to the conditions set forth in this Section 1502 and in
         Section 1504 hereof. The Company shall designate, in the Company Notice delivered pursuant to Section 1505 hereof, whether the Company will purchase the 2021 Debentures for cash or Common Stock, or, if a combination thereof, the percentages of the Repurchase Price of 2021 Debentures in respect of which it will pay in cash and Common Stock; provided, however, that the Company will pay cash for fractional interests in Common Stock. For purposes of determining the existence of potential fractional interests, all 2021 Debentures subject to purchase by the Company held by a Holder shall be considered together (no matter how many separate certificates are to be presented). Each Holder whose 2021 Debentures are purchased pursuant to this Article FIFTEEN shall receive the same percentage of cash or Common Stock in payment of the Repurchase Price for such 2021 Debentures, except (i) as provided in
         Section 1504 with regard to the payment of cash in lieu of fractional Common Stock and (ii) if the Company is unable to purchase the 2021 Debentures of a Holder or Holders for Common Stock because any necessary qualifications or registrations of the Common Stock under applicable state securities laws cannot be obtained, the Company may purchase the 2021 Debentures of such Holder or Holders for cash. The Company may not change its election with respect to the consideration (or components or percentages of components thereof) to be paid once the Company has given its Company Notice to Holders except pursuant to this Section 1502 or pursuant to Section 1504 hereof in the event of a failure to satisfy, prior to the close of business on the Repurchase Date, any condition to the payment of the Repurchase Price, in whole or in part, in Common Stock.

         Not less than five Business Days before the Company Notice Date, the Company shall deliver an Officer's Certificate to the Trustee specifying:

                  (i) the manner of payment selected by the Company;

                  (ii) the information required by Section 1505 hereof;

                  (iii) if the Company elects to pay the Repurchase Price, or a specified percentage thereof, in Common Stock, that the conditions to such manner of payment set forth in Section 1504 hereof have been or will be complied with; and

                  (iv) whether the Company desires the Trustee to give the Company Notice required by Section 1505 hereof.

         SECTION 1503 Purchase with Cash.

                  On each Repurchase Date, at the option of the Company, the Repurchase Price of 2021 Debentures in respect of which a Repurchase Notice pursuant to Section 1501 hereof has been given, or a specified percentage thereof, may be paid by the Company with cash equal to the aggregate Repurchase Price of such 2021 Debentures. If the Company elects to purchase 2021 Debentures with cash, the Company Notice, as provided in Section 1505 hereof, shall be sent to Holders (and to beneficial owners as required by applicable law) not less than 20 Business Days prior to such Repurchase Date (the "Company Notice Date").

         SECTION 1504 Payment by Issuance of Common Stock.

                  On each Repurchase Date, at the option of the Company, the Repurchase Price of 2021 Debentures in respect of which a Repurchase Notice pursuant to Section 1501 hereof has been given, or a specified percentage thereof, may be paid by the Company by the issuance to the Holder(s) of such 2021 Debenture(s) of a number of shares of Common Stock equal to the quotient obtained by dividing (i) the amount of cash to which the Holder(s) would have been entitled had the Company elected to pay all or such specified percentage, as the case may be, of the Repurchase Price of such 2021 Debentures in cash by (ii) the Market Price of a share of Common Stock, subject to the next succeeding paragraph.

                  The Company will not issue any fractional shares of Common Stock in payment of the Repurchase Price. Instead the Company will pay cash for the current market value of the fractional share. The current market value of a fraction of a share of Common Stock shall be determined by multiplying the Market Price by such fraction and rounding the product to the nearest whole cent with one-half cent being rounded upwards. If a Holder elects to have more than one 2021 Debenture repurchased, the number of shares of Common Stock shall be based on the aggregate amount of 2021 Debentures to be repurchased.

                  If the Company elects to purchase 2021 Debentures pursuant to this Article FIFTEEN by the issuance of Common Stock, the Company Notice, as provided in Section 1505, shall be sent to the Holders (and to beneficial owners as required by applicable law) not later than the Company Notice Date.

                  The Company's right to exercise its election to purchase the 2021 Debentures pursuant to this Article FIFTEEN by issuing shares of Common Stock shall be conditioned upon:

                  (i) the Company's not having given its Company Notice of an election to pay entirely in cash and its giving of timely Company Notice of election to purchase all or a specified percentage of the 2021 Debentures with Common Stock as provided herein;

                  (ii) the registration of the Common Stock to be issued in respect of the payment of the Repurchase Price under the Securities Act or the Exchange Act, in each case, if required for the initial issuance thereof;

                  (iii) any necessary qualification or registration under applicable state securities laws or the availability of an exemption from such qualification and registration; and

                  (iv) the receipt by the Trustee of an Officer's Certificate and an Opinion of Counsel each stating that (A) the terms of the issuance of the Common Stock are in conformity with this Indenture and
         (B) the shares of Common Stock to be issued by the Company in payment of the Repurchase Price in respect of 2021 Debentures have been duly authorized and, when issued and delivered pursuant to the terms of this Indenture in payment of the Repurchase Price in respect of the 2021 Debentures, will be validly issued, fully paid and nonassessable and, to such counsel's knowledge, free from preemptive rights, and, in the case of such Officer's Certificate, stating that conditions (i), (ii) and (iii) above and the condition set forth in the second sentence of the immediately following paragraph have been satisfied and, in the case of such Opinion of Counsel, stating that conditions (ii) and (iii) above have been satisfied.

                  Such Officer's Certificate shall also set forth the number of shares of Common Stock to be issued for each $1,000 Principal Amount at Maturity of 2021 Debentures and the Sale Price of a share of Common Stock on each Trading Day during the period commencing on the first Trading Day of the period during which the Market Price is calculated and ending three Business Days prior to the applicable Repurchase Date (if the third Business Day prior to the applicable Repurchase Date is a Trading Day, or if not, then on the last Trading Day prior to such third Business Day). The Company may pay the Repurchase Price (or any portion thereof) in Common Stock only if the information necessary to calculate the Market Price is published in The Wall Street Journal or another daily newspaper of national circulation. If the conditions set forth in this paragraph and the immediately preceding paragraph are not satisfied with respect to a Holder or Holders prior to the close of business on the Repurchase Date and the Company has elected to repurchase the 2021 Debentures pursuant to this Article FIFTEEN through the issuance of Common Stock, the Company shall pay, without further notice, the entire Repurchase Price of the 2021 Debentures of such Holder or Holders in cash.

                  The term "Market Price" as used in this Section 1504 means the average of the Sale Prices of the Common Stock for the five Trading Day period ending on (if the third Business Day prior to the applicable Repurchase Date is a Trading Day, or if not, then on the last Trading Day prior to), the third Business Day prior to the applicable Repurchase Date appropriately adjusted to take into account the occurrence, during the period commencing on the first of such Trading Days during such five Trading Day period and ending on such Repurchase Date, of any event described in Section 1406; subject, however, to the conditions set forth in Sections 1406(f) and 1407.

                  The term "Sale Price" as used in this Section 1504 of the Common Stock on any date as used in this Section means the closing per share sale price (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and average ask prices) on such date as reported in the composite transactions for the principal United States securities exchange on which the Common Stock is listed for trading or, if the Common Stock is not listed on a United States national or regional securities exchange, as reported by the National Association of Securities Dealers Automated Quotation System or its successors.

         SECTION 1505 Notice of Election.

                  The Company's notice of election to repurchase with cash or Common Stock or any combination thereof shall be sent to the Holders in the manner provided in Section 106 of the Indenture at the time specified in Section 1503 or 1504 hereof, as applicable (the "Company Notice"). Such Company Notice shall state the manner of payment elected and shall contain the following information:

                  If the Company has elected to pay the Repurchase Price (or a specified percentage thereof) with Common Stock, the Company Notice shall:

                  (1) state that each Holder will receive Common Stock with a Market Price equal to such specified percentage of the Repurchase Price of the 2021 Debentures held by such Holder (except any cash amount to be paid in lieu of fractional shares);

                  (2) set forth the method of calculating the Market Price of the Common Stock; and

                  (3) state that because the Market Price of Common Stock will be determined prior to the Repurchase Date, Holders will bear the market risk with respect to the value of the Common Stock to be received from the date such Market Price is determined to the Repurchase Date.

                  In any case, each Company Notice shall include a form of Repurchase Notice to be completed by a Holder and shall state:

                           (A) the Repurchase Price and the Conversion Rate;

                           (B) the name and address of the Paying Agent and the
                  Conversion Agent;

                           (C) that 2021 Debentures as to which a Repurchase
                  Notice has been given may be converted pursuant to Article

                  FOURTEEN hereof only if the applicable Repurchase Notice has been withdrawn in accordance with the terms of this Indenture;

                           (D) that 2021 Debentures must be surrendered to the
                  Paying Agent to collect payment;

                           (E) that the Repurchase Price for any 2021 Debenture
                  as to which a Repurchase Notice has been given and not withdrawn will be paid promptly following the later of the Repurchase Date and the time of surrender of such 2021 Debenture as described in clause (D) of this paragraph;

                           (F) the procedures the Holder must follow to exercise
                  repurchase rights under this Article FIFTEEN and a brief description of those rights;

                           (G) briefly, the conversion rights of the 2021
                  Debentures; and

                           (H) the procedures for withdrawing a Repurchase
                  Notice (including, without limitation, for a conditional withdrawal pursuant to the terms of Section 1501 or Section
                  1509).

                  At the Company's request in accordance with Section 1502, the Trustee shall give such Company Notice in the Company's name and at the Company's expense; provided, however, that, in all cases, the text of such Company Notice shall be prepared by the Company.

                  Upon determination of the actual number of shares of Common Stock to be issued for each $1,000 Principal Amount of 2021 Debentures, the Company will publish such determination at the Company's Web site on the World Wide Web or through such other public medium as the Company may use at that time.

         SECTION 1506 Covenants of the Company.

                  All Common Stock delivered upon purchase of the 2021 Debentures shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim. The Company shall use its reasonable efforts to list for trading or cause to have quoted any Common Stock to be issued to purchase 2021 Debentures on the principal national securities exchange or over-the-counter or other domestic market on which the Common Stock is then listed for trading or quoted.

         SECTION 1507 Procedure upon Repurchase.

                  The Company shall deposit cash (in respect of a cash purchase under Section 1503 or for fractional shares of Common Stock, as applicable) or

         Common Stock, or a combination thereof, as applicable, at the time and in the manner as provided in Section 1510, sufficient to pay the aggregate Repurchase Price of all 2021 Debentures to be purchased on the applicable Repurchase Date pursuant to this Article FIFTEEN.

                  As soon as practicable after the Repurchase Date, the Company shall deliver to each Holder entitled to receive Common Stock through the Paying Agent, a certificate for the number of full shares of Common Stock issuable in payment of the Repurchase Price and cash in lieu of any fractional shares of Common Stock. The Person in whose name the certificate for Common Stock is registered shall be treated as a holder of record of Common Stock on the Business Day following the Repurchase Date. No payment or adjustment will be made for dividends on the Common Stock the record date for which occurred on or prior to the Repurchase Date.

         SECTION 1508 Taxes.

                  If a Holder of a 2021 Debenture is paid in Common Stock, the Company shall pay any documentary, stamp or similar issue or transfer tax due on such issue of Common Stock. However, the Holder shall pay any such tax which is due because the Holder requests the Common Stock to be issued in a name other than the Holder's name. The Paying Agent may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the Holder's name until the Paying Agent receives a sum sufficient to pay any tax which will be due because the shares of Common Stock are to be issued in a name other than the Holder's name.

         SECTION 1509 Effect of Repurchase Notice.

                  Upon receipt by the Paying Agent of the Repurchase Notice, the Holder of the 2021 Debenture in respect of which such Repurchase Notice was given shall (unless such Repurchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Repurchase Price with respect to such 2021 Debenture. Such Repurchase Price shall be paid to such Holder, subject to receipt of funds and/or Common Stock by the Paying Agent, promptly following the later of (x) the Repurchase Date with respect to such 2021 Debenture (provided the conditions in Section 1501 have been satisfied) and (y) the time of delivery of such 2021 Debenture to the Paying Agent by the Holder thereof in the manner required by Section 1501. 2021 Debentures in respect of which a Repurchase Notice has been given by the Holder thereof may not be converted pursuant to Article FOURTEEN hereof on or after the date of the delivery of such Repurchase Notice unless such Repurchase Notice has first been validly withdrawn as specified in the following two paragraphs.

                  A Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Repurchase Notice at any time prior to the close of business on the Business Day next preceding the applicable Repurchase Date specifying:

                  (1) the certificate number of the 2021 Debenture in respect of which such notice of withdrawal is being submitted or, if any of the 2021 Debentures is in the form of a Global Security, then a beneficial owner of a 2021 Debenture shall comply with the procedures of the Depositary applicable to the withdrawal of a Repurchase Notice;

                  (2) the Principal Amount of the 2021 Debenture with respect to which such notice of withdrawal is being submitted; and

                  (3) the Principal Amount, if any, of such 2021 Debenture which remains subject to the original Repurchase Notice and which has been or will be delivered for purchase by the Company.

                  A written notice of withdrawal of a Repurchase Notice may be in the form set forth in the preceding paragraph or may be in the form of (i) a conditional withdrawal contained in a Repurchase Notice pursuant to the terms of Section 1501(1)(D) or (ii) a conditional withdrawal containing the information set forth in Section 1501(1)(D) and the preceding paragraph and contained in a written notice of withdrawal delivered to the Paying Agent as set forth in the preceding paragraph.

                  There shall be no purchase of any 2021 Debentures pursuant to this Article FIFTEEN (other than through the issuance of Common Stock in payment of the Repurchase Price, including cash in lieu of fractional shares) if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such 2021 Debentures, of the required Repurchase Notice) and is continuing an Event of Default (other than a default in the payment of the Repurchase Price with respect to such 2021 Debentures). The Paying Agent will promptly return to the respective Holders thereof any 2021 Debentures (x) with respect to which a Repurchase Notice has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Repurchase Price with respect to such 2021 Debentures) in which case, upon such return, the Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

         SECTION 1510 Deposit of Repurchase Price.

                  Prior to 11:00 a.m. (New York City time) on the Business Day following the Repurchase Date, the Company shall deposit with the Trustee or with the Paying Agent an amount of money (in immediately available funds if deposited on such Business Day) and/or Common Stock, if permitted hereunder, sufficient to pay the aggregate Repurchase Price of all of the 2021 Debentures or portions thereof which are to be purchased as of the Repurchase Date.

         SECTION 1511 Securities Repurchased in Part.

                  Any 2021 Debenture which is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company or the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such 2021 Debenture, without service charge, a new 2021 Debenture or 2021 Debentures, of any authorized denomination as requested by such Holder in aggregate Principal Amount equal to, and in exchange for, the portion of the Principal Amount of the 2021 Debenture so surrendered which is not purchased.

         SECTION 1512 Comply with Securities Laws Upon Purchase of Securities.

                  In connection with any offer to purchase or purchase of 2021 Debentures under this Article FIFTEEN (provided that such offer or purchase constitutes an "issuer tender offer" for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), the Company shall (i) comply with Rule 13e-4 under the Exchange Act,
         (ii) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act and (iii) otherwise comply with all Federal and state securities laws so as to permit the rights and obligations under this Article FIFTEEN to be exercised in the time and in the manner specified in this Article FIFTEEN.

         SECTION 1513 Repayment to the Company.

                  The Trustee and the Paying Agent shall return to the Company any cash or Common Stock that remain unclaimed for two years, subject to applicable unclaimed property law, together with interest or dividends, if any, thereon held by them for the payment of the Repurchase Price; provided, however, that to the extent that the aggregate amount of cash or Common Stock deposited by the Company pursuant to Section 1510 exceeds the aggregate Repurchase Price of the 2021 Debentures or portions thereof which the Company is obligated to purchase as of the Repurchase Date, then promptly after the Business Day following the Repurchase Date the Trustee shall return any such excess to the Company together with interest or dividends, if any, thereon. After that, Holders entitled to money or Common Stock must look to the Company for payment as general creditors, unless an applicable abandoned property law designates another Person, and all liability of the Trustee and the Paying Agent with respect to such money or Common Stock shall thereupon cease.

         SECTION 1514 Conversion Arrangement on Repurchase.

                  Any 2021 Debentures required to be repurchased under this Article FIFTEEN, unless surrendered for conversion before the close of business on the

         Repurchase Date, may be deemed to be purchased from the Holders of such 2021 Debentures for an amount in cash equal to not less than the Repurchase Price, by one or more investment bankers or other purchasers who may agree with the Company to purchase such Securities from the Holders, to convert them into Common Stock of the Company and to make payment for such 2021 Debentures to the Trustee in trust for such Holders.

                                 ARTICLE SIXTEEN

                       PURCHASE OF SECURITIES AT OPTION OF
                        THE HOLDER UPON CHANGE IN CONTROL

         SECTION 1601 Right to Require Repurchase.

                  (a) If at any time that 2021 Debentures remain Outstanding there shall occur a Change in Control, 2021 Debentures shall be purchased by the Company at the option of the Holders thereof as of the date that is 35 Business Days after the occurrence of the Change in Control (the "Change in Control Purchase Date") at a purchase price equal to the Issue Price plus accrued Original Issue Discount through the Change in Control Purchase Date (or, if the option under Section 1701 has been exercised, the Restated Principal Amount plus accrued and unpaid interest from the later of the Option Exercise Date and the date on which interest was last paid or duly provided for to the Change in Control Purchase Date) (the "Change in Control Purchase Price"), subject to satisfaction by or on behalf of any Holder of the requirements set forth in Section 1601(c).

                  As used in this Section 1601, the term "Change in Control" shall be deemed to have occurred at such time as (a) any Person, or any Persons acting together in a manner which would constitute a "group" (a "Group") for purposes of Section 13(d) of the Exchange Act, or any successor provision thereto, together with any Affiliates thereof become the Beneficial Owners, directly or indirectly, of capital stock of the Company, entitling such Person or Persons and its or their Affiliates to exercise more than 50% of the total voting power of all classes of the Company's capital stock entitled to vote generally in the election of the Company's directors or (b) the Company shall consolidate with or merge into any other Person (other than a Subsidiary), or any other Person (other than a Subsidiary) shall consolidate with or merge into the Company, or the Company shall sell, convey, transfer or lease its properties and assets substantially as an entirety to any Person (other than a Subsidiary), and, in the case of any such transaction the outstanding Common Stock is reclassified into, exchanged for or converted into the right to receive any other property or security, unless the stockholders of the Company immediately before such transaction beneficially own, directly or indirectly, immediately following such transaction, at least a majority of the combined voting power of the outstanding voting securities of the Person resulting from such transaction or the Person acquiring such properties and assets, entitled to vote generally in the election of such resulting or acquiring

         Person's directors, in substantially the same proportion as their ownership of the Common Stock immediately before such transaction, provided, however, that, with respect to both clauses (a) and (b) of this definition, a Change in Control shall not be deemed to have occurred if at least 50% of the consideration (excluding cash payments for fractional shares) in the transaction or transactions constituting the Change in Control consists of shares of voting common stock of such Person that are, or upon issuance will be, traded on a United States national securities exchange or approved for trading on an established automated over-the-counter trading market in the United States.

                  As used in this Section 1601, the term "Beneficial Owner" shall be determined in accordance with Rules 13d-3 and 13d-5 promulgated by the Securities and Exchange Commission under the Exchange Act or any successor provision thereto, except that a Person shall be deemed to have "beneficial ownership" of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time.

                  (b) Within 15 Business Days after the occurrence of a Change in Control, the Company shall mail a written notice of the Change in Control to the Trustee and to each Holder. The notice shall include the form of a Change in Control Purchase Notice to be completed by the Holder and shall state:

                           (1) the date of such Change in Control and, briefly,
                  the events causing such Change in Control;

                           (2) the date by which the Change in Control Purchase
                  Notice pursuant to this Section 1601 must be given;

                           (3) the Change in Control Purchase Date;

                           (4) the Change in Control Purchase Price;

                           (5) briefly, the conversion rights of the 2021
                  Debentures;

                           (6) the name and address of each Paying Agent and
                  Conversion Agent;

                           (7) the Conversion Rate and any adjustments thereto;

                           (8) that 2021 Debentures as to which a Change in
                  Control Purchase Notice has been given may be converted into Common Stock pursuant to Article FOURTEEN only to the extent that the Change in Control Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

                           (9) the procedures that the Holder must follow to
                  exercise rights under this Section 1601;

                           (10) the procedures for withdrawing a Change in
                  Control Purchase Notice, including a form of notice of withdrawal; and

                           (11) that the Holder must satisfy the requirements
                  set forth in the 2021 Debentures in order to convert the Securities.

                  If any of the 2021 Debentures is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to the repurchase of Global Securities.

                  (c) A Holder may exercise its rights specified in subsection
         (a) of this Section 1601 upon delivery of a written notice (which shall be in substantially the form included as an attachment to the 2021 Debentures and which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Depositary's customary procedures) of the exercise of such rights (a "Change in Control Purchase Notice") to any Paying Agent at any time prior to the close of business on the Business Day next preceding the Change in Control Purchase Date.

                  The delivery of such 2021 Debenture to any Paying Agent (together with all necessary endorsements) at the office of such Paying Agent shall be a condition to the receipt by the Holder of the Change in Control Purchase Price therefor.

                  The Company shall purchase from the Holder thereof, pursuant to this Section 1601, a portion of a 2021 Debenture if the Principal Amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a 2021 Debenture pursuant to Sections 1601 through 1606 also apply to the purchase of such portion of such 2021 Debenture.

                  Notwithstanding anything herein to the contrary, any Holder delivering to a Paying Agent the Change in Control Purchase Notice contemplated by this Section 1601(c) shall have the right to withdraw such Change in Control Purchase Notice in whole or as to a portion thereof that is a Principal Amount of $1,000 or an integral multiple thereof at any time prior to the close of business on the Business Day next preceding the Change in Control Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with
         Section 1602.

                  A Paying Agent shall promptly notify the Company of the receipt by it of any Change in Control Purchase Notice or written withdrawal thereof.

                  Anything herein to the contrary notwithstanding, in the case of Global Securities, any Change in Control Purchase Notice may be delivered or withdrawn and such 2021 Debentures may be surrendered or delivered for purchase in accordance with the applicable procedures of the Depositary as in effect from time to time.

         SECTION 1602 Effect of Change in Control Purchase Notice.

                  Upon receipt by any Paying Agent of the Change in Control Purchase Notice specified in Section 1601(c), the Holder of the 2021 Debenture in respect of which such Change in Control Purchase Notice was given shall (unless such Change in Control Purchase Notice is withdrawn as specified below) thereafter be entitled to receive the Change in Control Purchase Price with respect to such 2021 Debenture. Such Change in Control Purchase Price shall be paid to such Holder promptly following the later of (a) the Change in Control Purchase Date with respect to such 2021 Debenture (provided the conditions in Section 1601(c) hereof have been satisfied) and (b) the time of delivery of such 2021 Debenture to a Paying Agent by the Holder thereof in the manner required by Section 1601(c) hereof. 2021 Debentures in respect of which a Change in Control Purchase Notice has been given by the Holder thereof may not be converted into Common Stock on or after the date of the delivery of such Change in Control Purchase Notice unless such Change in Control Purchase Notice has first been validly withdrawn.

                  A Change in Control Purchase Notice may be withdrawn by means of a written notice (which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Depositary's customary procedures) of withdrawal delivered by the Holder to a Paying Agent at any time prior to the close of business on the Business Day immediately preceding the Change in Control Purchase Date, specifying the Principal Amount of the Security or portion thereof (which must be a Principal Amount of $1,000 or an integral multiple of $1,000 in excess thereof) with respect to which such notice of withdrawal is being submitted.

         SECTION 1603 Deposit of Change in Control Purchase Price.

                  On or before 11:00 a.m. New York City time on the Change in Control Purchase Date, the Company shall deposit with the Trustee or with a Paying Agent (other than the Company or an Affiliate of the Company) an amount of money (in immediately available funds if deposited on such Business Day) sufficient to pay the aggregate Change in Control Purchase Price of all the 2021 Debentures or portions thereof that are to be purchased as of such Change in Control Purchase Date. The manner in which the deposit required by this Section 1603 is made by the Company shall be at the option of the Company, provided, however, that such deposit shall be made in a manner such that the Trustee or a Paying Agent shall have immediately available funds on the Change in Control Purchase Date.

                  If a Paying Agent holds, in accordance with the terms hereof, money sufficient to pay the Change in Control Purchase Price of any 2021 Debenture for which a Change in Control Purchase Notice has been tendered and not withdrawn in accordance with this Indenture then, on the Change in Control Purchase Date, such 2021 Debenture will cease to be outstanding and the rights of the Holder in respect thereof shall terminate (other than the right to receive the Change in Control Purchase Price as aforesaid). The Company shall publicly announce the Principal Amount of 2021 Debentures purchased as a result of such Change in Control on or as promptly as practicable after the Change in Control Purchase Date.

         SECTION 1604 Securities Purchased In Part.

                  Any 2021 Debenture that is to be purchased only in part shall be surrendered at the office of a Paying Agent and promptly after the Change in Control Purchase Date the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such 2021 Debenture, without service charge, a new 2021 Debenture or 2021 Debentures, of such authorized denomination or denominations as may be requested by such Holder, in aggregate Principal Amount equal to, and in exchange for, the portion of the Principal Amount of the 2021 Debenture so surrendered that is not purchased.

         SECTION 1605 Compliance With Securities Laws Upon Purchase of
                      Securities.

                  In connection with any offer to purchase or purchase of 2021 Debentures under Section 1601, the Company shall (a) comply with Rule 13e-4 (or any successor to either such Rule), if applicable, under the Exchange Act, (b) file the related Schedule TO (or any successor or similar schedule, form or report) if required under the Exchange Act, and (c) otherwise comply with all federal and state securities laws in connection with such offer, all so as to permit the rights of the Holders and obligations of the Company under Sections 1601 through 1606 hereof to be exercised in the time and in the manner specified therein.

         SECTION 1606 Repayment to the Company.

                  To the extent that the aggregate amount of cash deposited by the Company pursuant to Section 1603 hereof exceeds the aggregate Change in Control Purchase Price together with interest, if any, thereon of the 2021 Debentures or portions thereof that the Company is obligated to purchase, then promptly after the Change in Control Purchase Date the Trustee or a Paying Agent, as the case may be, shall return any such excess to the Company.

                                ARTICLE SEVENTEEN

                          SPECIAL TAX EVENT CONVERSION

         SECTION 1701 Optional Conversion to Interest-Bearing Securities Upon
                      Tax Event.

                  From and after (i) the date (the "Tax Event Date") of the occurrence of a Tax Event and (ii) the date the Company exercises such option (which exercise shall be evidenced by written notice delivered to the Trustee stating that a Tax Event has occurred and the Company has exercised such option or that, if a Tax Event shall occur and if the Company shall have given the Trustee notice thereof, the Company shall be deemed to have exercised such option), whichever is later (the "Option Exercise Date"), at the option of the Company with respect to its 2021 Debentures only, interest in lieu of Original Issue Discount shall accrue at the rate of 4.00% per annum on a restated principal amount per $1,000 original Principal Amount (the "Restated Principal Amount") equal to the Issue Price plus Original Issue Discount accrued to the Option Exercise Date and shall be payable semi-annually on each Interest Payment Date (as defined in the 2021 Debentures) to holders of record at the close of business on each Regular Record Date (as defined in the 2021 Debentures) immediately preceding such Interest Payment Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months and will accrue from the most recent date on which interest has been paid or duly provided for or, if no interest has been paid, from the Option Exercise Date. Within 15 days after the occurrence of a Tax Event, the Company shall mail a written notice of such Tax Event by first-class mail to the Trustee and within 15 days of its exercise of such option the Company shall mail a written notice of the Option Exercise Date by first-class mail to the Trustee and Holders of the 2021 Debentures. From and after the Option Exercise Date, (i) the Company shall be obligated to pay at Stated Maturity, in lieu of the Principal Amount of a Security, the Restated Principal Amount thereof and (ii) "Issue Price and accrued Original Issue Discount," "Issue Price plus Original Issue Discount" or similar words, as used herein, shall mean Restated Principal Amount plus accrued and unpaid interest with respect to any 2021 Debenture. 2021 Debentures authenticated and delivered after the Option Exercise Date may, and shall if required by the Trustee, bear a notation in a form approved by the Trustee as to the conversion of the 2021 Debentures to interest-bearing 2021 Debentures.

                                  ARTICLE III

                            MISCELLANEOUS PROVISIONS

Section 301 Integral Part.

         This Fifth Supplemental Indenture constitutes an integral part of the Indenture with respect to the 2021 Debentures only.

Section 302 General Definitions.

         For all purposes of this Fifth Supplemental Indenture:

         (a) capitalized terms used herein without definition shall have the meanings specified in the Indenture; and

         (b) the terms "herein", "hereof", "hereunder" and other words of similar import refer to this Fifth Supplemental Indenture.

Section 303 Adoption, Ratification and Confirmation.

         The Indenture, as supplemented and amended by this Fifth Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed, and, as provided in the Original Indenture, this Fifth Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided. The provisions of this Fifth Supplemental Indenture shall, subject to the terms hereof, supersede the provisions of the Original Indenture to the extent the Original Indenture is inconsistent herewith.

Section 304 Trust Indenture Act Controls.

         If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by operation of TIA Section 318(c), the imposed duties shall control.

Section 305 Governing Law.

         THIS FIFTH SUPPLEMENTAL INDENTURE AND THE 2021 DEBENTURES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS TO THE EXTENT THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 306 Severability.

         In case any provision in this Fifth Supplemental Indenture or in the 2021 Debentures shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall, to the fullest extent permitted by applicable law, not in any way be affected or impaired thereby.

Section 307 Counterpart Originals.

         The parties may sign any number of copies of this Fifth Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 308 Successors.

         All agreements of the Company in this Fifth Supplemental Indenture and the 2021 Debentures shall bind its successors. All agreements of the Trustee in this Fifth Supplemental Indenture shall bind its successors.

Section 309 Table of Contents, Headings, etc..

         The table of contents, cross-reference table and headings of the Articles and Sections of this Fifth Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

Section 310 Benefit of Fifth Supplemental Indenture.

         Nothing in this Fifth Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto, any Security Registrar, any Paying Agent, any Conversion Agent and their successors hereunder, and the Holders of the Securities, any benefit or any legal or equitable right, remedy or claim under this Fifth Supplemental Indenture.

Section 311 Acceptance by Trustee.

         The Trustee accepts the amendments to the Indenture effected by this Fifth Supplemental Indenture and agrees to execute the trusts created by the Indenture as hereby amended, but only upon the terms and conditions set forth in this Fifth Supplemental Indenture and the Indenture. Without limiting the generality of the foregoing, the Trustee assumes no responsibility for the correctness of the recitals contained herein, which shall be taken as the statements of the Company, and except as provided in the Indenture the Trustee shall not be responsible or accountable in any way whatsoever for or with respect to the validity or execution or sufficiency of this Fifth Supplemental Indenture and the Trustee makes no representation with respect thereto. The Trustee shall not be accountable for the use or application by the Company of the 2021 Debentures or of the proceeds thereof.

         IN WITNESS WHEREOF, said EL PASO CORPORATION has caused this Fifth Supplemental Indenture to be duly executed in its corporate name by its Chairman of the Board, or its President or one of its Vice Presidents, and said THE CHASE MANHATTAN BANK has caused this Fifth Supplemental Indenture to be executed in its corporate name by one of its Assistant Vice Presidents as of the day and year first written above.

                                             EL PASO CORPORATION


                                             By: /s/ JOHN HOPPER
                                                 -------------------------------
                                                 Name: John Hopper
                                                      --------------------------
                                                 Title: Vice President
                                                       -------------------------



                                             THE CHASE MANHATTAN BANK


                                             By: /s/ R. LORENZEN
                                                 -------------------------------
                                                 Name: R. Lorenzen
                                                      --------------------------
                                                 Title: Assistant Vice President
                                                       -------------------------

                                                                         ANNEX A

                                 GLOBAL SECURITY
                           [FORM OF FACE OF SECURITY]

         FOR UNITED STATES FEDERAL INCOME TAX PURPOSES, THIS SECURITY BEARS ORIGINAL ISSUE DISCOUNT. INFORMATION INCLUDING THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, THE ISSUE DATE AND THE YIELD TO MATURITY WILL BE MADE AVAILABLE TO HOLDERS UPON REQUEST TO THE INVESTOR RELATIONS DEPARTMENT OF THE COMPANY, AT (713) 420-2131.

         [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE TRANSFERRED TO, OR REGISTERED OR EXCHANGED FOR SECURITIES REGISTERED IN THE NAME OF, ANY PERSON OTHER THAN THE DEPOSITARY OR A NOMINEE THEREOF AND NO SUCH TRANSFER MAY BE REGISTERED, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. EVERY SECURITY AUTHENTICATED AND DELIVERED UPON REGISTRATION OF TRANSFER OF, OR IN EXCHANGE FOR OR IN LIEU OF, THIS SECURITY SHALL BE A GLOBAL SECURITY SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES.](1)

         [THIS DEBENTURE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS DEBENTURE AND THE COMMON STOCK ISSUABLE UPON CONVERSION THEREOF MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS DEBENTURE IS HEREBY NOTIFIED THAT THE SELLER OF THIS DEBENTURE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.


---------

(1)  These paragraphs should be included only if the Security is a Global
     Security.

         THE HOLDER OF THIS DEBENTURE AGREES FOR THE BENEFIT OF THE COMPANY THAT
(A) THIS DEBENTURE AND THE COMMON STOCK ISSUABLE UPON CONVERSION THEREOF MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS DEBENTURE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.](2)


---------

(2) [These paragraphs to be included only if the Security is a Transfer Restricted Security.]

                           [FORM OF FACE OF SECURITY]

                               EL PASO CORPORATION

             ZERO COUPON CONVERTIBLE DEBENTURE DUE FEBRUARY 28, 2021


Issue Date: February 28, 2001                       Maturity: February 28, 2021

Principal Amount at Maturity: $_________                       CUSIP: 28336LAA7

Original Issue Discount: $547.11                           Issue Price: $452.89
(per $1,000 Principal Amount)                     (per $1,000 Principal Amount)

Registered: No. R-

         El Paso Corporation, a Delaware corporation (the "Company", which term includes any successor Person under the indenture hereinafter referred to), for value received, hereby promises to pay to _______________, or registered assigns, the principal sum of __________________ DOLLARS ($_________) [(or such greater or lesser amount as is indicated on the Schedule of Exchanges of Securities on the other side of this Security)](3) on February 28, 2021. The principal of this Security shall not bear interest, except in the case of default in payment of principal upon acceleration, redemption, repurchase or maturity or as specified on the other side of this Security. Original Issue Discount will accrue as specified on the other side of this Security. This Security is convertible as specified on the other side of this Security.

         Payment of the principal of and interest, if any, on this Security will be made at the office or agency of the Company maintained for that purpose in The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company, payment of interest, if any, may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. [Payments in respect of this Security shall be made by transfer of immediately available funds to the account specified by the Holder.](4)

         Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.


---------

(3)  [This language to be included only if the Security is a Global Security.]

(4)  [This sentence should be included only if the Security is a Global
     Security.]

         IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by an authorized officer.

Dated:  ___________________

                                                     EL PASO CORPORATION


                                                     By:
                                                        ------------------------
                                                         Name:
                                                              ------------------
                                                         Title:
                                                               -----------------

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION


         This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.



                                                   THE CHASE MANHATTAN BANK,
                                                       as Trustee


                                                   By:
                                                       -------------------------
                                                       Authorized Officer

                       [FORM OF REVERSE SIDE OF SECURITY]

                               EL PASO CORPORATION

             ZERO COUPON CONVERTIBLE DEBENTURE DUE FEBRUARY 28, 2021


         This Security is one of a duly authorized issue of senior securities of the Company (the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of May 10, 1999, as amended by the Fifth Supplemental Indenture thereto, dated as of February 28, 2001 (as so amended, herein called the "Indenture"), between the Company and The Chase Manhattan Bank, as Trustee (the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. As provided in the Indenture, the Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different sinking, purchase or analogous funds, if any, may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided or permitted. This Security is one of the series designated on the face hereof, limited in aggregate Principal Amount at Maturity to $1,766,500,000.00, subject to any reopening pursuant to Section 301 of the Indenture; provided, however, that if the Company sells any Securities pursuant to the Option granted to the Initial Purchaser pursuant to Section 3 of the Purchase Agreement, the Securities of this series shall be limited in aggregate Principal Amount at Maturity to up to $441,625,000.00, subject to any reopening pursuant to Section 301 of the Indenture. Capitalized terms used in this Security but not defined shall have the meaning assigned to such term in the Indenture.

INTEREST

         This Security shall not bear interest, except as specified in this paragraph or as described under "Tax Event". If the Principal Amount hereof or any portion of such Principal Amount is not paid when due (whether upon acceleration pursuant to Section 502 of the Indenture, upon the date set for payment of the Redemption Price as described under "Optional Redemption", upon the date set for payment of the Change in Control Purchase Price pursuant to "Purchase of Securities at Option of Holder Upon a Change in Control", upon the date set for payment of the Repurchase Price under "Repurchase by the Company at the Option of the Holder" or upon the Stated Maturity of this Security) or if interest due hereon, if any (or any portion of such interest), is not paid when due, then in each such case the overdue amount shall, to the extent permitted by law, bear interest at the rate of 4.0% per annum, compounded semi-annually, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable as set forth in the Indenture. The accrual of such interest on overdue amounts shall be in lieu of, and not in addition to, the continued accrual of Original Issue Discount. Original Issue Discount (the difference between the Issue Price and the Principal Amount of this Security), in the period during which this Security remains Outstanding, shall accrue at 4.0% per annum, on a semi-annual bond equivalent basis using a 360-day year composed of twelve 30-day months, from the Issue Date of this Security.

OPTIONAL REDEMPTION

         No sinking fund is provided for the Securities. The Securities are redeemable as a whole, or from time to time in part, at any time at the option of the Company at the Redemption Price set forth below, on or after February 28, 2006.

         The table below shows Redemption Prices of a Security of this series per $1,000 Principal Amount on the dates shown below and at Stated Maturity on February 28, 2021, which prices reflect accrued Original Issue Discount calculated through each such date. The Redemption Price of a Security redeemed between such dates shall include an additional amount reflecting the additional Original Issue Discount accrued since the immediately preceding date in the table.

                                                            (1)                 (2)                    (3)
                                                           ISSUE           ACCRUED ORIGINAL      REDEMPTION PRICE
                 REDEMPTION DATE                           PRICE           ISSUE DISCOUNT           (1) + (2)
------------------------------------------------         ----------        -----------------     ----------------
February 28, 2006...............................         $   452.89          $    99.18            $    552.07
February 28, 2007...............................         $   452.89          $   121.48            $    574.37
February 28, 2008...............................         $   452.89          $   144.69            $    597.58
February 28, 2009...............................         $   452.89          $   168.83            $    621.72
February 28, 2010...............................         $   452.89          $   193.95            $    646.84
February 28, 2011...............................         $   452.89          $   220.08            $    672.97
February 28, 2012...............................         $   452.89          $   247.27            $    700.16
February 28, 2013...............................         $   452.89          $   275.56            $    728.45
February 28, 2014...............................         $   452.89          $   304.98            $    757.87
February 28, 2015...............................         $   452.89          $   335.60            $    788.49
February 28, 2016...............................         $   452.89          $   367.46            $    820.35
February 28, 2017...............................         $   452.89          $   400.60            $    853.49
February 28, 2018...............................         $   452.89          $   435.08            $    887.97
February 28, 2019...............................         $   452.89          $   470.95            $    923.84
February 28, 2020...............................         $   452.89          $   508.28            $    961.17
February 28, 2021 (Stated Maturity).............         $   452.89          $   547.11            $  1,000.00
                                                         ----------          ----------            -----------

         If converted to an interest-bearing debenture following the occurrence of a Tax Event, this Security will be redeemable at the Restated Principal Amount plus accrued and unpaid interest from the later of the date of such conversion and the date on which interest was last past or duly provided for to the Redemption Date; but in no event will this Security be redeemable before February 28, 2006.

         If the Company redeems less than all of the outstanding Securities, the Trustee will select the Securities to be redeemed (i) by lot; (ii) pro rata; or
(iii) by another method the Trustee considers fair and appropriate. If the Trustee selects a portion of a Holder's Securities for partial redemption and the Holder converts a portion of the same Securities, the converted portion will be deemed to be from the portion selected for redemption. Upon any redemption of less than all the Securities of this Series, the Company and the Trustee may treat as Outstanding Securities of this series surrendered for conversion during the period 15 days next preceding the mailing of a notice of redemption and need not treat as Outstanding any Security of this series authenticated and delivered during such period in exchange for the unconverted portion of any Security of this series converted in part during such period.

NOTICE OF REDEMPTION

         Notice of redemption will be mailed by first-class mail not less than 15 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at its registered address. Securities of this series in denominations larger than $1,000 Principal Amount at Maturity may be redeemed in part, but only in whole multiples of $1,000. On and after the Redemption Date, subject to the deposit with the Paying Agent of funds sufficient to pay the Redemption Price, Original Issue Discount (or interest, if this Security is converted to an interest-bearing debenture) ceases to accrue on Securities of this series or portions thereof called for redemption.

PURCHASE OF SECURITIES AT OPTION OF HOLDER UPON A CHANGE IN CONTROL

         At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase all or any part specified by the Holder (so long as the Principal Amount at Maturity of such part is $1,000 or an integral multiple of $1,000 in excess thereof) of this Security on the date that is 35 Business Days after the occurrence of a Change in Control, at a Change in Control Purchase Price equal to the Issue Price plus accrued Original Issue Discount through the Change in Control Purchase Date. The Holder shall have the right to withdraw any Change in Control Purchase Notice (in whole or in a portion thereof that is $1,000 Principal Amount at Maturity or an integral multiple of $1,000 in excess thereof) at any time prior to the close of business on the Business Day prior to the Change in Control Purchase Date by delivering a written notice of withdrawal to the Paying Agent in accordance with the terms of the Indenture.

         If prior to a Change in Control Purchase Date this Security has been converted to an interest-bearing debenture following the occurrence of a Tax Event, the Change in Control Purchase Price shall be equal to the Restated Principal Amount plus accrued and unpaid interest from the later of the date of conversion and the date on which interest was last paid or provided for to the Change in Control Purchase Date.

CONVERSION

         A Holder of this Security may convert the Security into shares of Common Stock, so long as the conditions described in Section 1402 of the Indenture are met, at any time until the close of business on the Business Day prior to the Stated Maturity; provided, however, that if the Security is called for redemption, the conversion right will terminate at the close of business on the Business Day immediately preceding the Redemption Date for such Security or such earlier date as the Holder presents such Security for redemption (unless the Company shall default in making the redemption payment when due, in which case the conversion right shall terminate at the close of business on the date such default is cured and such Security is redeemed). A Security in respect of which a Holder has delivered a Repurchase Notice or Change in Control Purchase Notice exercising the option of such Holder to require the Company to purchase such Security may be converted only if such notice of exercise is withdrawn in accordance with the terms of the Indenture. The initial Conversion Rate is 4.7872 shares of Common Stock per $1,000 Principal Amount at Maturity, subject to adjustment in certain events described in the Indenture. The Company will deliver cash or a check in lieu of any fractional share of Common Stock.

         If the Company exercises its option pursuant to Section 1701 of the Indenture to have interest in lieu of Original Issue Discount accrue on this Security following a Tax Event, the Holder will be entitled on conversion to receive the same number of shares of Common Stock such Holder would have received if the Company had not exercised such option. If the Company exercises such option, Securities surrendered for conversion during the period from the close of business on any Regular Record Date immediately preceding any Interest Payment Date to the opening of business of such Interest Payment Date (unless such Securities or portions thereof have been called for redemption on a Redemption Date within such period) must be accompanied by payment from the Holder of an amount equal to the interest thereon that the registered Holder is to receive from the Company on such Interest Payment Date. Except where Securities surrendered for conversion must be accompanied by payment as described above, no interest on converted Securities will be payable by the Company on any Interest Payment Date subsequent to the date of conversion.

         A Holder may convert a portion of this Security if the Principal Amount at Maturity of such portion is $1,000 or an integral multiple of $1,000. No payment or adjustment will be made for dividends on the Common Stock except as provided in the Indenture. On conversion of this Security, that portion of accrued Original Issue Discount (and interest if the Security is converted to an interest-bearing debenture) attributable to the period from the Issue Date (or, in the case of interest, if the Company has exercised the option referred to in "Tax Event", the later of (x) the Option Exercise Date and (y) the date on which interest was last paid or duly provided for) through the Conversion Date with respect to the converted Security shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through the delivery of the Common Stock (together with the cash payment, if any, in lieu of fractional shares) in exchange for the Security being converted pursuant to the terms hereof; and the fair market value of such shares of Common Stock (together with any such cash payment in lieu of fractional shares) shall be treated as issued, to the extent thereof, first in exchange for Original Issue Discount (and unpaid interest, if the Company has exercised its option provided for in "Tax Event") accrued through the Conversion Date, and the balance, if any, of such fair market value of such Common Stock (and any such cash payment) shall be treated as issued in exchange for the Issue Price (or Restated Principal Amount, if the Company has exercised its option provided for in "Tax Event") of the Security being converted pursuant to the provisions hereof.

         No fractional shares will be issued upon conversion; in lieu thereof, an amount will be paid in cash based upon the closing price of the Common Stock on the Trading Day immediately prior to the Conversion Date.

         To convert a Security, a Holder must (a) complete and manually sign the conversion notice set forth below and deliver such notice to a Conversion Agent,
(b) surrender the Security to the Conversion Agent, (c) furnish appropriate endorsements and transfer documents (including any certification that may be required under applicable law) if required by the Conversion Agent, and (d) pay any transfer or similar tax, if required.

REPURCHASE BY THE COMPANY AT THE OPTION OF THE HOLDER

         Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of the Holder, this Security on the following Repurchase Dates and at the following Repurchase Prices per $1,000 Principal Amount at Maturity, upon delivery of a Repurchase Notice containing the information set forth in the Indenture, at any time from the opening of business on the date that is 20 Business Days prior to such Repurchase Date until the close of business on the Business Day next preceding such Repurchase Date and upon delivery of this Security to the Paying Agent by the Holder as set forth in the Indenture.

                       REPURCHASE DATE                        REPURCHASE PRICE
               --------------------------------------         ----------------
               February 28, 2006.....................             $552.07
               February 28, 2011.....................             $672.97
               February 28, 2016.....................             $820.35

         The Repurchase Price (equal to the Issue Price plus accrued Original Issue Discount through the Repurchase Date) may be paid, at the option of the Company, in cash or by the issuance of Common Stock (as provided in the Indenture), or in any combination thereof.

         If prior to a Repurchase Date this Security has been converted to an interest-bearing debenture following the occurrence of a Tax Event, the Repurchase Price will be equal to the Restated Principal Amount plus accrued and unpaid interest from the date of conversion to the Repurchase Date.

         Holders have the right to withdraw any Repurchase Notice by delivering to the Paying Agent a written notice of withdrawal prior to the close of business on the Business Day next preceding the Repurchase Date in accordance with the provisions of the Indenture.

         If cash (and/or securities if permitted under the Indenture) sufficient to pay the Repurchase Price of all Securities or portions thereof to be purchased as of the Repurchase Date, is deposited with the Paying Agent on the Business Day following the Repurchase Date, such Securities shall cease to be Outstanding, Original Issue Discount (or interest, if this Security has been converted to an interest-bearing debenture following the occurrence of a Tax Event) ceases to accrue on such Securities (or portions thereof) immediately after such Repurchase Date, and the Holder thereof shall have no other rights as such (other than the right to receive the Repurchase Price upon surrender of such Security).

TAX EVENT

         From and after (i) the date (the "Tax Event Date") of the occurrence of a Tax Event and (ii) the date the Company exercises such option, at the option of the Company, whichever is later (the "Option Exercise Date"), interest in lieu of future Original Issue Discount shall accrue at the rate of 4.0% per annum on a Principal Amount at Maturity per Security (the "Restated Principal

Amount") equal to the Issue Price plus Original Issue Discount accrued through the Option Exercise Date and shall be payable semi-annually on February 28 and August 28 of each year (each an "Interest Payment Date") to holders of record at the close of business on February 15 or August 15 (each a "Regular Record Date") immediately preceding such Interest Payment Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months and will accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from the Option Exercise Date.

         Interest on any Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name that Security is registered at the close of business on the Regular Record Date.

         Except as otherwise specified with respect to the Securities, any Defaulted Interest on any Security shall forthwith cease to be payable to the registered Holder thereof on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company as provided for in Section 307 of the Indenture.

CONVERSION ARRANGEMENT ON CALL FOR REDEMPTION

         Any Securities of this series called for redemption, unless surrendered for conversion before the close of business on the Redemption Date, may be deemed to be purchased from the Holders of such Securities at an amount not less than the Redemption Price, by one or more investment bankers or other purchasers who may agree with the Company to purchase such Securities from the Holders, to convert them into Common Stock of the Company and to make payment for such Securities to the Paying Agent in trust for such Holders.

TRANSFER

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration or transfer at the office or agency in a place of payment for Securities of this series, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of any authorized denominations and for the same aggregate principal amount, executed by the Company and authenticated and delivered by the Trustee, will be issued to the designated transferee or transferees.

         The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 Principal Amount at Maturity and any integral multiple thereof. As provided in the Indenture and subject to certain limitations set forth therein and on the face of this Security, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination as requested by the Holder surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Security for registration of transfer, the Company, the Trustee or any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

AMENDMENT, SUPPLEMENT AND WAIVER

         Subject to certain exceptions and limitations, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then Outstanding Securities of all series of Securities affected by such amendment or supplement (acting as one class), and any existing or past Default or Event of Default under, or compliance with any provision of, the Indenture may be waived (other than any continuing Default or Event of Default in the payment of the principal of or interest on the Securities) by the Holders of at least a majority in principal amount of the then Outstanding Securities of any series or of all series (acting as one class) in accordance with the terms of the Indenture. Without the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Securities, to secure the Securities pursuant to the requirements of
Section 1006 of the Indenture or otherwise; to evidence the succession of another Person to the Company, and the assumption by any such successor of the covenants in the Indenture and in the Securities; to add to the covenants of the Company or the Events of Default for the benefit of the Holders of all or any series of the Securities, or to surrender any right or power conferred by the Indenture upon the Company; to add to, change or eliminate any of the provisions of the Indenture in respect of any one or more series of Securities, provided that any such addition, change or elimination shall become effective only when there is no Security Outstanding of any series created prior to execution of such supplemental indenture which is entitled to the benefit of such provision; to establish the form or terms of Securities as permitted by the Indenture; to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, to comply with any applicable mandatory provisions of law or to make any other provisions with respect to matters or questions arising under the Indenture, provided that such action shall not adversely affect the interests of the Holders of Securities of any series in any material respect; to evidence and provide for the acceptance of appointment by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts by more than one Trustee, pursuant to the requirements of Section 611 of the Indenture; to modify, eliminate or add to the provisions of the Indenture to such extent as shall be necessary to effect the qualification of the Indenture under the Trust Indenture Act or under any similar federal statute subsequently enacted, and to add to the Indenture such other provisions as may be expressly required under the Trust Indenture Act; and to make provision with respect to the conversion rights of this Security pursuant to the requirements of Article FOURTEEN of the Indenture.

         The right of any Holder to participate in any consent required or sought pursuant to any provision of the Indenture (and the obligation of the Company to obtain any such consent otherwise required from such Holder) may be subject to the requirement that such Holder shall have been the Holder of record of any Securities with respect to which such consent is required or sought as of a date fixed in accordance with the terms of the Indenture.

         Without the consent of each Holder affected, the Company may not (i) change the Stated Maturity of the principal of, or any installment of principal of or interest, if any, on, any Security, or reduce the principal amount thereof or premium, if any, on or the rate of interest thereon; (ii) reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in the Indenture; (iii) change any obligation of the Company, with respect to Outstanding Securities of a series, to maintain an office or agency in the places and for the purposes specified in Section 1002 of the Indenture for such series; (iv) modify any of the provisions of Section 902,
Section 513 or Section 1008 of the Indenture, except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to "the Trustee" and concomitant changes, or the deletion of this proviso, in accordance with the requirements of Sections 611 and 901(7) of the Indenture; or (v) adversely affect the right to convert this Security as provided in Article FOURTEEN of the Indenture, or adversely affect the right to require the Company to repurchase this Security as provided in Article FIFTEEN or Article SIXTEEN of the Indenture.

         A supplemental indenture that changes or eliminates any covenant or other provision of the Indenture which has expressly been included solely for the benefit of one or more particular series of Securities under the Indenture, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under the Indenture of the Holders of Securities of any other series.

SUCCESSOR PERSON

         When a successor person assumes all the obligations of its predecessor under the Securities and the Indenture in accordance with the terms and conditions of the Indenture, the predecessor person will (except in certain circumstances specified in the Indenture) be released from those obligations.

DEFAULTS AND REMEDIES

         Events of Default are defined in the Indenture and generally include:
(i) default by the Company in the payment of any interest upon the Securities of this series, when it becomes due and payable, after conversion to interest-bearing Securities pursuant to Section 1701 of the Indenture, or in the payment of Additional Interest when it becomes due and payable, and continuance of any such default for a period of 30 days; (ii) default by the Company in payment of the Principal Amount at Maturity (or, if the Securities of this series have been converted to interest-bearing Securities pursuant to Section 1701 of the Indenture following a Tax Event, the Restated Principal Amount), the Issue Price plus accrued Original Issue Discount, the Redemption Price, Repurchase Price or Change in Control Purchase Price, as the case may be, in respect of the Securities of this series when the same becomes due and payable;
(iii) default by the Company in compliance with any of its other covenants or agreements in, or provisions of, the Securities or in the Indenture which shall not have been remedied within 60 days after written notice by the Trustee or by the holders of at least 25% in principal amount of the Securities of the relevant series then outstanding; or (iv) certain events involving bankruptcy, insolvency or reorganization of the Company. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Securities of the series affected by such default may declare the principal of and interest on all the Securities of that series to be immediately due and payable. The portion of the Principal Amount of each Security of this series that shall become due upon the acceleration is equal to the Issue Price plus accrued Original Issue Discount on such Security or, if such Security has been converted to an interest-bearing Security, the Restated Principal Amount plus accrued and unpaid interest from the later of the date of conversion and the date on which interest was last paid or duly provided for. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity reasonably satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Securities of this series may direct the Trustee in its exercise of any trust or power with respect to such series. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

         No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place(s) and rate, and in the coin or currency, herein prescribed.

DISCHARGE PRIOR TO MATURITY

         The Indenture provides that the Company (a) will be discharged from any and all obligations in respect of the Securities (except for certain obligations described in the Indenture), or (b) need not comply with certain restrictive covenants of the Indenture, in each case if the Company deposits, in trust, with the Trustee money or U.S. Government Obligations (or a combination thereof) which through the payment of interest thereon and principal thereof in accordance with their terms will provide money, in an amount sufficient to pay all the principal of and interest on the Securities, but such money need not be segregated from other funds except to the extent required by law.

NO RECOURSE AGAINST OTHERS

         No recourse under or upon any obligation, covenant or agreement of or contained in the Indenture or of or contained in any Security, or for any claim based thereon or otherwise in respect thereof, or in any Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor Person, either directly or through the Company or any successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment, penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released by the acceptance hereof and as a condition of, and as part of the consideration for, the Securities and the execution of the Indenture.

AUTHENTICATION

         This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

INDENTURE TO CONTROL; GOVERNING LAW

         In the case of any conflict between the provisions of this Security and the Indenture, the provisions of the Indenture shall control.

         THE INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

ABBREVIATIONS AND DEFINITIONS

         Customary abbreviations may be used in the name of the Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors
Act).

         All terms defined in the Indenture and used in this Security but not specifically defined herein are defined in the Indenture and are used herein as so defined.

                                CONVERSION NOTICE

         To convert this Security into Common Stock of the Company, check the box: [ ]

         To convert only part of this Security, state the Principal Amount at Maturity to be converted (must be $1,000 or a multiple of $1,000):
$______________.

         If you want the stock certificate made out in another person's name, fill in the form below:


--------------------------------------------------------------------------------
                (Insert other person's soc. sec. or tax I.D. no.)


--------------------------------------------------------------------------------
            (Print or type other person's name, address and zip code)


Your Signature:                               Date:
                ---------------------------         ----------------------------
(Sign exactly as your name appears on the other side of this Security)


*Signature guaranteed by:
                          ------------------------------------------------------

By:
    ---------------------------------


---------
         *The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program
(SEMP); or (iv) such other guaranty program acceptable to the Trustee.

             OPTION OF HOLDER TO ELECT PURCHASE ON CHANGE IN CONTROL

         If you want to elect to have this Security purchased, in whole or in part, by the Company pursuant to Section 1601 of the Indenture, check the following box: [ ]

         If you want to have only part of this Security purchased by the Company pursuant to Section 1601 of the Indenture, state the Principal Amount at Maturity that you want to be purchased (must be $1,000 or a multiple of $1,000):
$
 ----------------


Your Signature:                               Date:
                ---------------------------         ----------------------------
(Sign exactly as your name appears on the other side of this Security)


*Signature guaranteed by:
                          ------------------------------------------------------

By:
    ---------------------------------


---------

         *The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program
(SEMP); or (iv) such other guaranty program acceptable to the Trustee.

                      SCHEDULE OF EXCHANGES OF SECURITIES(5)

         The following exchanges, redemptions, repurchases or conversions of a part of this Global Security have been made:

                           AMOUNT OF DECREASE IN         AMOUNT OF INCREASE IN
                          PRINCIPAL AMOUNT OF THIS      PRINCIPAL AMOUNT OF THE
DATE OF TRANSACTION          GLOBAL SECURITY                GLOBAL SECURITY
-------------------       ------------------------      -----------------------




---------

(5)  This Schedule should be included only if the Security is a Global Security.

          CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF
                       TRANSFER OF RESTRICTED SECURITIES(6)

         Re: Zero Coupon Convertible Debentures Due February [ ], 2021 (the "Securities") of El Paso Corporation.

         This certificate relates to $_________ Principal Amount at Maturity of Securities owned in (check applicable box)

         [ ] Book-entry or

         [ ] definitive form

by                                      (the "Transferor").
   ------------------------------------

         The Transferor has requested a Registrar or the Trustee to exchange or register the transfer of such Securities.

         In connection with such request and in respect of each such Security, the Transferor does hereby certify that the Transferor is familiar with transfer restrictions relating to the Securities as provided in Section 102 of the Fifth Supplemental Indenture dated as of February [ ], 2001 to the Indenture, dated as of May 10, 1999 (as so amended and supplemented, the "Indenture"), between El Paso Corporation and The Chase Manhattan Bank.

         In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

         (1)     [ ]       to the Transferor in an exchange for an equal
                           Principal Amount of Securities of other
                           denominations as set forth in the attached instruction; or

         (2)     [ ]       to the Company; or

         (3)     [ ]       pursuant to an effective registration statement
                           under the Securities Act of 1933; or

         (4)     [ ]       inside the United States to a "qualified
                           institutional buyer" (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A,

---------
(6) This certificate should only be included if this Security is a Transfer Restricted Security.

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

                           in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

         (5)     [ ]       outside the United States in an offshore
                           transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

         (6)     [ ]       pursuant to an exemption from the registration
                           requirements of the Securities Act of 1933 in accordance with Rule 144 under the Securities Act of 1933, or pursuant to another available exemption from the registration requirements of the Securities Act of 1933 (other than pursuant to Rule 144A or Rule 144 under the Securities Act of 1933) as a result of which such Securities shall cease to be a restricted security within the meaning of Rule 144.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (5) or (6) is checked, the Trustee may require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.

                                                 -------------------------------
                                                 Signature

Signature Guarantee:

------------------------------------             -------------------------------
Signature must be guaranteed                     Signature

              TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

         The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.



Dated:                                       -----------------------------------
      -------------------------------        NOTICE:  To be executed by an
                                                      executive officer





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